Exhibit 4.2

Execution Version

ONCURE HOLDINGS, INC.

AND EACH OF THE GUARANTORS PARTY HERETO

11 3/4% SENIOR SECURED NOTES DUE 2017

INDENTURE

Dated as of May 13, 2010

Wilmington Trust FSB

Trustee and Collateral Agent

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.03
(c)	N.A.
311(a)	7.11
(b)	7.11
(c)	N.A.
312(a)	2.05
(b)	13.03
(c)	13.03
313(a)	7.06
(b)(1)	10.03
(b)(2)	7.06; 7.07
(c)	7.06; 13.02
(d)	7.06
314(a)	4.03;13.02; 13.05
(b)	10.02
(c)(1)	13.04
(c)(2)	13.04
(c)(3)	N.A.
(d)	10.03; 10.04; 10.05
(e)	13.05
(f)	N.A.
315(a)	7.01
(b)	7.05; 13.02
(c)	7.01
(d)	7.01
(e)	6.11
316(a) (last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04(b)
317(a)(1)	6.08
(a)(2)	6.09
(b)	2.04
318(a)	13.01
(b)	N.A.
(c)	13.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

EXHIBITS

Exhibit A	FORM OF GLOBAL NOTE
Exhibit B	FORM OF CERTIFICATE OF TRANSFER
Exhibit C	FORM OF CERTIFICATE OF EXCHANGE
Exhibit D	FORM OF CERTIFICATE OF ACQUIRING ACCREDITED INVESTOR
Exhibit E	FORM OF NOTATION OF GUARANTEE
Exhibit F	FORM OF SUPPLEMENTAL INDENTURE
Exhibit G	POST CLOSING DELIVERABLES

INDENTURE dated as of May 13, 2010 among OnCure Holdings, Inc., a Delaware corporation, the Guarantors and Wilmington Trust FSB, as trustee and collateral agent.

The Company, the Guarantors, the Trustee and the Collateral Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the 11 3/4% Senior Secured Notes due 2017 (the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION
BY REFERENCE

Section 1.01            Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Accredited Investor” means “accredited investor” as defined in Rule 501(a) under the Securities Act, who are not also QIBs.

“Acquired Debt” means, with respect to any specified Person:

(1)     Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)     Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” has the meaning assigned to that term pursuant to the Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes and the applicable Exchange Notes) issued under this Indenture in accordance with Sections 2.02 and 4.09, as part of the same series as the Initial Notes and Exchange Notes.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“AI Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Accredited Investors.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)     the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole will be governed by Sections 4.15 and 5.01 hereof and not by Section 4.10 hereof; and

(2)     the issuance of Equity Interests in any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)     any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $2.5 million;

(2)     a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)     an issuance of Equity Interests by a Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company;

(4)     the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)     the sale or other disposition of cash or Cash Equivalents; and

(6)     a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)     with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)     with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)     with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)     with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee is required to be capitalized on the balance sheet of such Person pursuant to GAAP as in effect as of the date of this Indenture.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a Capital Lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)     in the case of a corporation, corporate stock;

(2)     in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)     in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)     any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)     United States dollars;

(2)     securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

(3)     certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(4)     repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)     commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within six months after the date of acquisition; and

(6)     money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)     the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act) other than a Permitted Holder;

(2)     the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)     the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares; or

(4)     the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the Beneficial Owner, directly or indirectly, of more of the Voting Stock of the Company (measured by voting power rather than number of shares) than is at the time Beneficially Owned by the Permitted Holders in the aggregate.

“Clearstream” means Clearstream Banking, S.A.

“Collateral” means collateral as such term is defined in the security agreements, and any other property, whether now owned or hereafter acquired, upon which a Lien securing the Obligations under this Indenture, the Collateral Agreements, the Notes or the Note Guarantees is granted or purported to be granted under any Collateral Agreement; provided, however, that “Collateral” shall not include any Excluded Collateral.

“Collateral Agent” means the party named as the collateral agent for the Second Lien Secured Parties in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means any such successor.

“Collateral Agreements” means, collectively, the Intercreditor Agreement, each security agreement or other collateral agreement, and each other document or instrument creating Liens in favor of the Collateral Agent as required by this Indenture, in each case, as the same may be in force from time to time.

“Company” means OnCure Holdings, Inc., and any and all successors thereto.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)     an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)     provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)     the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)     depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)     any expenses or charges related to any equity offering, Permitted Investment, acquisition, disposition, recapitalization or Indebtedness permitted to be incurred by this Indenture (whether or not successful), including such fees, expenses or charges related to the offering of the Notes and the New Revolving Credit Facility and any amendment or other modification of the Notes or the New Revolving Credit Facility, and deducted in computing Consolidated Net Income, plus

(6)     the amount of any restructuring charges, integration costs or other business optimization expenses and reserves deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the date of this Indenture, plus

(7)     the amount of net cost savings projected by the Company in good faith to be realized as a result of specified actions taken or initiated during or prior to such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that such cost savings are reasonably identifiable and factually supportable (which adjustments may be incremental to pro forma cost savings adjustments made pursuant to the definition of “Leverage Ratio”), plus

(8)     the amount of management, monitoring, consulting and advisory fees and related expenses paid pursuant to the Management Agreement, minus

(9)     non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business,

in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization and other non-cash expenses of, a Restricted Subsidiary of the Company will be added to Consolidated Net Income to compute Consolidated Cash Flow of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis determined in accordance with GAAP; provided that:

(1)     the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)     solely for the purpose of determining the amount available for Restricted Payments pursuant to Section 4.07(a)(iii)(1) hereof, the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3)     the cumulative effect of a change in accounting principles will be excluded;

(4)     notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

(5)     the effects of adjustments resulting from the application of purchase accounting in relation to any acquisition that is consummated after the date of this Indenture, net of taxes, shall be excluded;

(6)     any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded;

(7)     any impairment charge or asset write-off or write-down, including impairment charges or asset write-offs or write-downs related to intangible assets, long-lived assets, investments in debt and equity securities or as a result of a change in law or regulation, in each case, pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded; and

(8)     any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options or other rights to officers, directors or employees shall be excluded.

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 13.02 or such other address as to which the Trustee may give notice to the Company.

“Credit Facilities” means, one or more debt facilities (including, without limitation, the New Revolving Credit Facility) or commercial paper facilities, in each case, with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time. The only Credit Facility in effect on the date of this Indenture will be the New Revolving Credit Facility.

“Custodian” means Wilmington Trust FSB, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of common stock or preferred stock of the Issuer or any of its direct or indirect parents (excluding Disqualified Stock), other than

(1)     public offerings with respect to the Issuer’s or any direct or indirect parent’s common stock registered on Form S-8;

(2)     any such public or private sale that constitutes an Excluded Contribution; and

(3)     any sales to the Issuer or any of its Subsidiaries.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Excluded Collateral” means:

(1)     the Voting Stock of any Foreign Subsidiary in excess of 66% of the outstanding Voting Stock of such Foreign Subsidiary;

(2)     any permit or license or any contractual obligation entered into by the Company or any Guarantor (A) that prohibits or requires the consent of any Person other than the Company or any of its Affiliates as a condition to the creation by the Company or such Guarantor of a Lien on any right, title or interest in such permit, license or contractual agreement or any Capital Stock or equivalent related thereto or (B) to the extent that any requirement of law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the Uniform Commercial Code or any other requirement of law;

(3)     fixed or capital assets owned by the Company or any Guarantor that is subject to a purchase money Lien or a capital lease if the contractual obligation pursuant to which such Lien is granted (or in the document providing for such capital lease) prohibits or requires the consent of any Person other than the Company or any of its Affiliates as a condition to the creation of any other Lien on such equipment;

(4)     any “intent to use” trademark applications for which a statement of use has not been filed (but only until such statement is filed); and

(5)     any leasehold interests of the Company or any Guarantor in real estate;

provided, however, “Excluded Collateral” shall not include any proceeds, products, substitutions or replacements of Excluded Collateral (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Collateral ).

“Existing Indebtedness” means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of this Indenture, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of the Company (unless otherwise provided in this Indenture).

“First Lien Collateral Agent” means the collateral agent for the First Lien Secured Parties named in any Credit Facility and any successor or replacement collateral agent designated as such by the holders of First Lien Obligations.

“First Lien Obligations” shall have the meaning ascribed to such term pursuant to the Intercreditor Agreement.

“First Lien Secured Parties” means the holders of the First Lien Obligations and the First Lien Collateral Agent.

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)     the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates; plus

(2)     the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)     any interest on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)     the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, determined on a consolidated basis in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depository or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(f) hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Guarantors” means (1) each Domestic Subsidiary of the Company on the date of this Indenture and (2) each other Subsidiary of the Company that executes a Note Guarantee in accordance with the provisions of this Indenture, in each case, together with their respective successors and assigns until the Note Guarantee of such Person has been released in accordance with the provisions of this Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(5)     interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(6)     other agreements or arrangements designed to manage interest rates or interest rate risk; and

(7)     other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

“Holder” means a Person in whose name a Note is registered.

“Immaterial Subsidiary” means, as of any date, any Restricted Subsidiary whose total assets, as of that date, are less than $100,000 and whose total revenues for the most recent 12-month period do not exceed $100,000; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)           in respect of borrowed money;

(2)           evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)           in respect of banker’s acceptances;

(4)           representing Capital Lease Obligations;

(5)           representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

(6)           representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the first $210,000,000 aggregate principal amount of Notes issued under this Indenture on the date hereof.

“Initial Purchaser” means, with respect to the Initial Notes, Jefferies & Company, Inc.

“Intercreditor Agreement” means an intercreditor agreement that is entered into in connection with entering into the New Revolving Credit Facility, among the Trustee, the Collateral Agent and the First Lien Collateral Agent, and acknowledged and agreed by the Company and the Guarantors, and the other signatories thereto, as the same may be amended, supplemented, restated or modified from time to time.

“Investments” means with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of

Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company’s Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in Section 4.07(c) hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in Section 4.07(c) hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized or required by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Leverage Ratio” means with respect to any specified Person as of any date of determination, the ratio of the aggregate amount of Indebtedness of such Person and its Restricted Subsidiaries outstanding as of such date of determination (including the amount of Indebtedness proposed to be incurred by such Person and its Restricted Subsidiaries giving rise to the calculation of such Leverage Ratio), determined on a consolidated basis, to the Consolidated Cash Flow of such Person for the most recently ended four full fiscal quarters of such Person for which internal financial statements are available immediately preceding such date of determination.

For purposes of calculating the Leverage Ratio:

(1)           acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the date of determination will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)           the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the date of determination, will be excluded;

(3)           any Person that is a Restricted Subsidiary on the date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period; and

(4)           any Person that is not a Restricted Subsidiary on the date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Management Agreement” means that certain Advisory Services Agreement, dated as of August 18, 2006, by and among Genstar Capital, LLC and OnCure Medical Corp., as the same may be amended, supplemented, waived or otherwise modified from time in accordance with the terms thereof.

“Moody’s” means Moody’s Investors Service, Inc. and its successors.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)           any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)           any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Net Proceeds” means the aggregate cash proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, sales commissions, relocation expenses incurred as a result of the Asset Sale and taxes paid or payable as a result of the Asset Sale, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and (3) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“New Revolving Credit Facility” means that certain Credit Agreement, to be dated the date of this Indenture, by and among First Lien Collateral Agent, General Electric Capital Corporation, as administrative agent, the Company, as guarantor, and all direct and indirect Subsidiaries of the Company, as borrowers, and the lenders from time to time party thereto, together with any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Non-Recourse Debt” means Indebtedness:

(1)           as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender; and

(2)           no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity.

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Note Documents” means (a) the Notes, the Notes Guarantees, the Indenture, the Collateral Agreements and the Registration Rights Agreement and (b) any other related documents or instruments executed and delivered pursuant to any document described in clause (a) above evidencing or governing any Obligations thereunder.

“Note Guarantee” means the Guarantee by each Guarantor of the Company’s Obligations under this Indenture and the Notes, executed pursuant to the provisions of this Indenture.

“Notes” has the meaning assigned to it in the preamble to this Indenture. The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this Indenture, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes, the Exchange Notes and any Additional Notes.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, letters of credit, Hedging Obligations, damages and other liabilities payable under the documentation governing or relating to any Indebtedness.

“Offering Memorandum” means the Company’s offering memorandum, dated May 6, 2010, relating to the initial offering of the Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by one Officer of the Company who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Parent” means any direct parent company of the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Participating Broker-Dealer” has the meaning set forth in the Registration Rights Agreement.

“Permitted Business” means a business in which the Company and its Restricted Subsidiaries were engaged on the date of this Indenture, as described in the Offering Memorandum, any business reasonably related, ancillary or complimentary thereto.

“Permitted Holders” means (1) any Beneficial Owner of Capital Stock of the Company as of the date hereof and (2) any Related Person of a Person described in clause (1).

“Permitted Investments” means:

(1)       any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)       any Investment in Cash Equivalents;

(3)       any Investment by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment:

(i)           such Person becomes a Restricted Subsidiary of the Company; or

(ii)          such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)       any Investment made as a result of the receipt of non-cash consideration from (i) an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

(5)       any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)       any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes;

(7)       Investments represented by Hedging Obligations;

(8)       loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount not to exceed $1.0 million at any one time outstanding;

(9)       repurchases of the Notes;

(10)     Investments in Permitted Joint Ventures in an amount since the date of this Indenture that does not exceed the greater of (i) $10.0 million and (ii) 3.0% of the Company’s Total Assets;

(11)     other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed $5.0 million;

(12)     any Investment existing on, or made pursuant to binding commitments existing on, the date of this Indenture and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the date of this Indenture; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment as in existence on the date of this Indenture or (b) as otherwise permitted under this Indenture; and

(13)     Investments acquired after the date of this Indenture as a result of the acquisition by the Company or any Restricted Subsidiary of the Company of another Person, including by way of a merger, amalgamation or consolidation with or into the Company or any of its Restricted Subsidiaries in a transaction that is not prohibited by Section 5.01 hereof, after the date of this Indenture to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation.

“Permitted Joint Venture” means a Person, other than the Company or a Subsidiary of the Company, that is engaged in a Permitted Business.

“Permitted Liens” means:

(1)       Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under Credit Facilities that was permitted to be incurred pursuant to clause (1) of the definition of Permitted Debt, and/or securing Hedging Obligations related thereto;

(2)       subject to the terms of the Intercreditor Agreement, Liens on assets of the Company or any of its Restricted Subsidiaries securing Indebtedness and other Obligations under the New Revolving Credit Facility;

(3)       Liens in favor of the Company or the Guarantors;

(4)       Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

(5)       Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(6)       Liens to secure the performance of statutory obligations, insurance, surety or appeal bonds, workers’ compensation obligations, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including Liens to secure letters of credit issued to assure payment of such obligations);

(7)       Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(4) hereof covering only the assets acquired with or financed by such Indebtedness;

(8)       Liens existing on the date of this Indenture;

(9)       Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(10)     Liens imposed by law, such as carriers’, warehousemen’s, landlord’s and mechanics’ Liens and similar Liens imposed by law, in each case, incurred in the ordinary course of business;

(11)     minor defects or irregularities in title, survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(12)     Liens created for the benefit of (or to secure) notes issued under this Indenture, the Collateral Agreements or the Note Guarantees;

(13)     Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under this Indenture; provided, however, that:

(i)           the new Lien is limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Indebtedness (plus improvements and accessions to such property, or proceeds or distributions thereof); and

(ii)          the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (i) the outstanding amount, or, if greater, committed amount, of the original Indebtedness and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(14)     Liens securing Indebtedness permitted by Section 4.09(b)(14) hereof or otherwise incurred in the ordinary course of business of the Company or any of its Restricted Subsidiaries with respect to obligations that do not exceed $5.0 million in the aggregate at any one time outstanding.

“Permitted Payments to Parent” means, for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries (“Tax Payments”); provided that the Tax Payments do not exceed the lesser of (a) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (b) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund,

refinance, replace, defease or discharge other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(15)     the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(16)     such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(17)     if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(18)     such Indebtedness is incurred either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“Purchase Option Event” means the acceleration of the First Lien Obligations.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 13, 2010, among the Company, the Guarantors and Jefferies & Company, Inc., as Initial Purchaser, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of Exhibit A hereto deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1)   any controlling stockholder, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of a Person described in clause (1) of the definition of Permitted Holder; or

(2)   any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Permitted Holder.

“Responsible Officer,” when used with respect to the Trustee or the Collateral Agent, means any officer or authorized representative of the Trustee or the Collateral Agent, as applicable, within the corporate trust office of the Trustee or the Collateral Agent, as applicable, with direct responsibility for the administration of this Indenture and/or the Collateral Agreements and also, with respect to a particular matter, any other officer of the Trustee or the Collateral Agent, as applicable, to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of the McGraw Hill Companies, Inc., and its successors.

“SEC” means the Securities and Exchange Commission.

“Second Lien Secured Parties” means the holders of the Notes, the Trustee and the Collateral Agent.

“Secured Parties” means, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” means the Shelf Registration as defined in the Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Indenture.

“Specified Acquisition” means the acquisition, or any series of related acquisitions, of any Person or Persons whose (i) total assets exceed $30.0 million, or (ii) income from continuing operations before income taxes, extraordinary items and cumulative effect of a change in accounting principle exclusive of amounts attributable to any noncontrolling interests exceeds $12.5 million for the most recently completed fiscal year of such Person or Persons.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)          any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)          any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939, as amended.

“Total Assets” means, with respect to any Person as of any date of determination, the consolidated total assets of such Person and its Restricted Subsidiaries on such date of determination.

“Trustee” means Wilmington Trust FSB until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Uniform Commercial Code” means the Uniform Commercial Code as in effect in the State of New York, and any successor statute, as in effect from time to time (except that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Collateral Agent may otherwise determine).

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)   has no Indebtedness other than Non-Recourse Debt;

(2)   except as permitted by Section 4.11 hereof, is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)   is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)   has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)   the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)   the then outstanding principal amount of such Indebtedness.

Section 1.02         Other Definitions.

Term	Defined in Section

“Action”	10.10
“Affiliate Transaction”	4.11
“Asset Sale Offer”	3.09
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Covenant Defeasance “	8.03
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	3.09
“incur”	4.09
“Intercreditor Order”	10.01
“Legal Defeasance “	8.02
“Offer Period”	3.09
“Paying Agent”	2.03
“Permitted Debt”	4.09
“Payment Default”	6.01
“Purchase Date”	3.09
“Registrar”	2.03
“Restricted Payments”	4.07

Section 1.03         Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security Holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04         Rules of Construction.

Unless the context otherwise requires:

(1)     a term has the meaning assigned to it;

(2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)   “or” is not exclusive;

(4)   words in the singular include the plural, and in the plural include the singular;

(5)   “will” shall be interpreted to express a command;

(6)   provisions apply to successive events and transactions;

(7)   all references to the “Intercreditor Agreement” herein and in any other Note Document, other than such references related to the authorization of, or initial entry into, the Intercreditor Agreement (including as set forth in Section 10.01(j) hereof), shall mean the Intercreditor Agreement if then in effect; and

(8)   references to sections of or rules under the Securities Act and Exchange Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

ARTICLE 2

THE NOTES

Section 2.01         Form and Dating.

(a)          General. The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement (as evidenced by the Company’s execution of such Exchange Notes). The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Notwithstanding any provision of this Indenture or the Notes (a) any pro rata redemptions or repurchases of the Notes by the Company pursuant to this Indenture shall be made in a manner that preserves the authorized denominations of the Notes, and (b) in the case of Global Notes, the selection of Notes to be redeemed or repurchased will be based on a method that most nearly approximates pro rata selection that the Trustee deems fair and appropriate, including by lot or other method.

The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)         Global Notes. Notes issued in global form will be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(c)          Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued initially in the form of the Regulation S Temporary Global Note, which will be deposited on behalf of the purchasers of the Notes represented thereby with Custodian, and registered in the name of the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1)   a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream, certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in a 144A Global Note or an AI Global Note bearing a Private Placement Legend, all as contemplated by Section 2.06(b) hereof); or

(2)   an Officer’s Certificate from the Company.

Following the termination of the Restricted Period, all beneficial interests in the Regulation S Temporary Global Note will be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(d)         Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02         Execution and Authentication.

At least one Officer of the Company must sign the Notes for the Company and at least one Officer of each of the Guarantors must sign the Note Guarantee for such Guarantor, in each case, by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee shall authenticate and deliver: (i) on the date of this Indenture, an aggregate principal amount of $210.0 million of 11 3/4% Senior Secured Notes due 2017, (ii) any Additional Notes in accordance with Section 4.09 hereof, and (iii) Exchange Notes for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Notes, in each case upon receipt of a written order of the Company signed by two Officers (an “Authentication Order”). Such Authentication Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of the Notes is to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Company pursuant to one or more Authentication Orders, except as provided in Section 2.07 hereof.

The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03         Registrar and Paying Agent.

The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.

The Company initially appoints the Trustee to act as the Registrar and Paying Agent under this Indenture.

The Company initially appoints Wilmington Trust FSB to act as Custodian with respect to the Global Notes.

Section 2.04         Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders and the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05         Holder Lists.

The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders. If the Trustee is not the Registrar, the Company

will furnish to the Trustee at least seven Business Days before each regular record date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA § 312(a).

Section 2.06         Transfer and Exchange.

(a)           Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchangeable by the Company for Definitive Notes, at its option, if:

(1)   the Depositary (a) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor Depositary;

(2)   the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Definitive Notes; provided that in no event shall the Regulation S Temporary Global Note be exchanged for Definitive Notes prior to (a) the expiration of the Restricted Period and (b) the receipt of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3)   there has occurred and is continuing a Default or Event of Default with respect to the Notes and the Depositary or the applicable depository requests issuance of Definitive Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Sections 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued pursuant to subparagraphs (1), (2) and (3) of this Section 2.06(a) and Section 2.06(c) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) or (f) hereof.

(b)           Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)   Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S

Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)   All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)          both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)          instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)           both:

(i)           a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)          instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in subparagraph (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f)  hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h)  hereof.

(3)   Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)        if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(C)         if the transferee will take delivery in the form of a beneficial interest in the AI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4)   Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)        such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)         such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C)         such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)         the Registrar receives the following:

(i)            if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)           if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)           Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)   Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)        if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)         if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section  2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)   Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and 2.06(c)(1)(C) hereof, a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)   Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)   if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4)   Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the designated principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4)  will not bear the Private Placement Legend.

(d)         Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)     Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)          if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)           if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)           if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)          if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with

Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)           if such Restricted Definitive Note is being transferred to an Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(F)           if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(G)           if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note and, in all other cases the AI Global Note.

(2)     Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and Section 2.06(f) hereof and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C)           such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)   if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)     Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B), (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)           Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)     Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)          if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)           if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)           if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)     Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(A)          such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Participating Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)           any such transfer is effected pursuant to the Shelf Registration in accordance with the Registration Rights Agreement;

(C)           any such transfer is effected by a Participating Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)     Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)            Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)             one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

(2)             Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Participating Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the designated principal amount.

(g)           Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)   Private Placement Legend.

(A)          Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL

BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.”

(B)           Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)   Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ONCURE HOLDINGS, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A

WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)           Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED NOTES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h)              Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)              General Provisions Relating to Transfers and Exchanges.

(1)           To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)           No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

(3)           The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)           All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)           Neither the Registrar nor the Company will be required:

(A)          to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)           to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)           to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)           Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)           The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)           All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07           Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Company, or the Trustee receives evidence of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of (i) the Trustee to protect the Trustee and (ii) the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08            Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08  as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09             Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any Guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any Guarantor, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned will be so disregarded.

Section 2.10           Temporary Notes.

Until certificates representing Notes are ready for delivery, the Company may prepare and execute, and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes, as evidenced by the execution of the Note.

The Company shall cause definitive Notes to be prepared without unreasonable delay. After the preparation of the definitive Notes, the temporary Notes shall be exchanged for definitive Notes upon surrender of the temporary Notes at the office or agency of the Company, without charge to the Holder. Upon surrender for cancellation of one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefore a like principal amount of definitive Notes of authorized denominations. Until so exchanged, holders of temporary Notes will be entitled to all of the same benefits of this Indenture as holders of definitive Notes.

Section 2.11            Cancellation.

The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange Act and the Trustee). Certification of the destruction or cancellation of all canceled Notes will be delivered to the Company upon written request. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation. To the extent that any Notes are held in the form of Global Notes and less than all of such Global Notes are to be cancelled, the reduction of the principal amount of any such Global Note and the Registrar’s notation of such cancellation on its books and records shall be deemed to satisfy any cancellation requirement, provided that certification of such cancellation shall be delivered to the Company upon written request.

Section 2.12           Defaulted Interest.

If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13           CUSIP Numbers.

The Company in issuing the Notes may use CUSIP, ISIN or other such numbers (if then generally in use), and, if so, the Trustee shall use CUSIP, ISIN or other such numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee in writing of any change in the CUSIP, ISIN or other numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01             Notices to Trustee.

If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)       the provision of this Indenture pursuant to which the redemption shall occur;

(2)       the redemption date;

(3)       the principal amount of Notes to be redeemed; and

(4)       the redemption price.

Section 3.02           Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchased on a pro rata basis; by lot or by such other method as the Trustee shall deem appropriate unless otherwise required by law or applicable stock exchange requirements.

In the event of partial redemption or purchase, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected will be in minimum amounts of $2,000 and integral multiples of $1,000 in excess thereof; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03           Notice of Redemption.

Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail (or in the case of Notes held in book entry form, by electronic transmission), a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 12 hereof.

The notice will identify the Notes to be redeemed and will state:

(1)       the redemption date;

(2)       the redemption price;

(3)       if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, in the case of Definitive Notes, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

(4)       the name and address of the Paying Agent;

(5)       that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)       that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

(7)       the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(8)       that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Company’s request, the Trustee will give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (unless a shorter time shall be acceptable to the Trustee) prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04           Effect of Notice of Redemption.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may be conditional other than as provided in Section 4.15 hereof.

Section 3.05           Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase, and so long as the Company does not default in making the payment on the applicable redemption date. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06           Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07           Optional Redemption.

(a)           At any time prior to May 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under this Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date with the net cash proceeds of a sale of Equity Interests (other than Disqualified Stock) of the Company or a contribution to the Company’s common equity capital; provided that:

(1)       at least 65% of the aggregate principal amount of Notes originally issued under this Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)       the redemption occurs within 90 days of the date of the closing of such Equity Offering.

Except pursuant to this Section 3.07(a), the Notes will not be redeemable at the Company’s option prior to May 15, 2014. The Company is not, however, prohibited under this Indenture from acquiring Notes by means other than a redemption, whether pursuant to open-market transactions, tender offers or otherwise so long as such acquisition does not otherwise violate the terms of this Indenture.

(b)             On or after May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2014	105.875%
2015	102.938%
2016 and thereafter	100.000%

Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(c)             Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08           Mandatory Redemption.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09           Offer to Purchase by Application of Excess Proceeds.

In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an Asset Sale Offer, it will follow the procedures specified below.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will, within five days thereof, make an Asset Sale Offer to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and any other Indebtedness that is secured on a pari passu basis with the Notes (including all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums and Additional Interest, if any, incurred in connection therewith)

that may be purchased, prepaid or redeemed out of the Excess Proceeds. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than three Business Days after the termination of the Offer Period (the “Purchase Date”), the Company will apply all Excess Proceeds to the purchase of Notes and, if applicable, such other pari passu Indebtedness (on a pro rata basis as determined in accordance with Section 4.10) or, if less than the amount of the Excess Proceeds has been tendered, all Notes and, if applicable, other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, prepayment or redemption and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu secured Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Notes and the Company will select such other pari passu secured Indebtedness to be purchased on a pro rata basis, or in the case of the Notes, by lot or by such other method as the Trustee shall deem fair and appropriate so as the Notes are maintained by a minimum denomination of $2,000 or a multiple of $1,000 in excess thereof. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

(1)               that the Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

(2)               the Excess Proceeds amount, the purchase price and the Purchase Date;

(3)               that any Note not tendered or accepted for payment will continue to accrue interest;

(4)               that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

(5)               that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof only;

(6)               that Holders electing to have Notes purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Company, the depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three Business Days before the Purchase Date;

(7)               that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

(8)               that, if the aggregate principal amount of Notes and, if applicable, other pari passu Indebtedness surrendered by holders thereof exceeds the Excess Proceeds amount, the Company will select the other pari passu Indebtedness to be purchased and the Trustee will select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in a minimum amount of $2,000 and integral multiples of $1,000 in excess thereof, will be purchased); and

(9)               that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

The Paying Agent will promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company, will authenticate and mail or deliver (or cause to be transferred by book entry) such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

Other than as specifically provided in this Section 3.09 or in Section 4.10 hereof, any purchase pursuant to this Section 3.09 or Section 4.10 hereof shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

ARTICLE 4
COVENANTS

Section 4.01           Payment of Notes.

The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on, the Notes on the dates and in the manner provided in the Notes and this Indenture. Principal, premium, if any, and interest and Additional Interest, if any, will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 2% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace period) at the same rate to the extent lawful. The Company shall deliver to the Trustee, at least five Business Days before an interest payment date, an Officer’s Certificate certifying as to the amount of Additional Interest due on such interest payment date. If the Trustee does not receive notice from the Company of an event in respect of which Additional Interest is required to be paid or does not receive an Officer’s Certificate from the Company five Business Days before any interest payment date, the Trustee shall be entitled to assume that no Additional Interest is due on such interest payment date.

Section 4.02           Maintenance of Office or Agency.

The Company will maintain an office or agency (which may be an office of the Trustee or an Affiliate or agent of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Company may also from time to time designate one or more other offices or agencies where the Notes may be surrendered for any or all such purposes and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03            Reports.

(a)           Whether or not required by the SEC, so long as any notes are outstanding, the Company will furnish to the Trustee and Holders of notes, or file electronically with the SEC through the SEC’s EDGAR System (or any successor system) (i) prior to the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, all information and reports set forth in this Section 4.03(a), and (ii) after the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, within the time periods specified in the SEC’s rules and regulations:

(1)               within 90 days after the end of each fiscal year, substantially all annual financial information that would be required to be contained in a filing with the SEC on Form 10-K if the Company were required to file this Form (but only to the extent similar information is included in the Offering Memorandum and the financial statements included herein), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a report on the annual financial statements by the Company certified independent accountants;

(2)               within 45 days after the end of each of the three fiscal quarters of each fiscal year, substantially all interim quarterly financial information that would be required to be contained in a filing with the SEC on Form 10-Q if the Company were required to file this Form (but only to the extent similar information is included in the Offering Memorandum and the financial statements included therein), including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

(3)               within five Business Days after the occurrence of each event that would have been required to be reported in a Current Report on Form 8-K if the Company were required to file this Form, current reports containing substantially all of the information that would be required to be filed in a Current Report on Form 8-K pursuant to Sections 1, 2 and 4 and Items 5.01 and 5.02 (other than compensation information) of Form 8-K if the Company had been a reporting company under the Exchange Act; provided, however, that no such current report will be required to be furnished if the Company determines in its good faith judgment that such event is not material to Holders of the Notes or the business, assets, operations or financial positions of the Company and its Restricted Subsidiaries, taken as a whole.

In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company will file a copy of (x) all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports and (y) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in the case of each of (x) and (y) of this paragraph, with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such filing).

(b)             If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(c)             Notwithstanding the foregoing, prior to the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, in no event: (A) will the Company be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Items 301 or 302 of Regulation S-K or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein), in each case, as in effect on the date of this Indenture, or (B) will any reports be required to contain the separate financial information for Guarantors, Subsidiaries whose securities are pledged to secure the Notes or acquired businesses as contemplated by Rule 3-05, Rule 3-09, Rule 3-10, or Rule 3-16 of Regulation S-X promulgated by the SEC; provided, however, the Company shall be required to comply with Rule 3-05 of Regulation S-X for a “Specified Acquisition.”

(d)             In addition, the Company will (a) post the reports on its website within the time periods specified in the rules and regulations applicable to such reports and (b) arrange and participate in quarterly conference calls to discuss its results of operations with Holders, prospective purchasers of the Notes and securities analysts no later than 10 Business Days following the date on which each of the quarterly and annual reports are made available as provided above. The Company will provide to the Trustee and Holders dial-in conference call information substantially concurrently with the posting of such reports on its website. Access to any such reports on the Company’s website and to such quarterly conference calls may be password protected, provided that the Company makes reasonable efforts to notify the Trustee and Holders of, and, upon request, provides to securities analysts and prospective investors, the password and other information required to access such reports on its website and such quarterly conference calls.

(e)             If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in clauses (1), (2)and (3) of Section 4.03(a) above with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company’s filings for any reason, the Company will post the reports referred to in clauses (1), (2) and (3) of Section 4.03(a) above on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

(f)            The Company and the Guarantors also will agree that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04             Compliance Certificate.

(a)               The Company and each Guarantor shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which fiscal year, on the date of this Indenture, ends on December 31), an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and the Collateral Agreements, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has during the preceding fiscal year kept, observed, performed and fulfilled each and every covenant contained in this Indenture and the Collateral Agreements and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture or the Collateral Agreements (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)              So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof insofar as they relate to accounting matters or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)               So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05            Taxes.

The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

Section 4.06           Stay, Extension and Usury Laws.

The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07           Restricted Payments.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)               declare or pay any dividend or make any other payment or distribution on account of the Company’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of the Company’s Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company).

(2)               purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company;

(3)               make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee (excluding any intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof; or

(4)               make any Restricted Investment

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”),

unless, at the time of and after giving effect to such Restricted Payment:

(i)            no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(ii)           the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a); and

(iii)          such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries since the date of this Indenture

(excluding Restricted Payments permitted by clauses (2) through (8) of Section 4.07(b)), is less than the sum, without duplication, of:

(1)               50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of this Indenture to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(2)               100% of the aggregate net cash proceeds received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests of the Company (other than Equity Interests or Disqualified Stock or debt securities sold to a Subsidiary of the Company); plus

(3)               to the extent that any Restricted Investment that was made after the date of this Indenture is (a) sold for cash or otherwise liquidated or repaid for cash, or (b) made in an entity that subsequently becomes a Restricted Subsidiary of the Company the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment; plus

(4)               to the extent that any Unrestricted Subsidiary of the Company designated as such after the date of this Indenture is redesignated as a Restricted Subsidiary after the date of the Indenture, the lesser of (i) the Fair Market Value of the Company’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the date of the Indenture; plus

(5)               50% of any dividends received by the Company or a Restricted Subsidiary of the Company after the date of this Indenture from an Unrestricted Subsidiary of the Company, to the extent that such dividends were not otherwise included in the Consolidated Net Income of the Company for such period.

(b)           The provisions of Section 4.07(a) hereof will not prohibit:

(1)               the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Indenture;

(2)               the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (iii)(2) of Section 4.07(a) hereof;

(3)               the repurchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of the Company or any Guarantor that is contractually subordinated to the Notes or to any Note Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)               so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company, any Restricted Subsidiary of the Company or any direct or indirect parent of the Company held by any current or former officer, director or employee of the Company or any of its Restricted Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $1.0 million in any twelve-month period;

(5)               the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(6)               so long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary of the Company issued after the date of this Indenture in accordance with the Leverage Ratio test set forth in Section 4.09(a) hereof;

(7)               payments of cash, dividends, distributions, advances or other Restricted Payments by the Company or any of its Restricted Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon (i) the exercise of options or warrants or (ii) the conversion or exchange of Capital Stock of any such Person;

(8)               Permitted Payments to Parent; and

(9)               so long as no Default has occurred and is continuing or would be caused thereby, other Restricted Payments in an aggregate amount since the date of the Indenture not to exceed the greater of (i) $7.5 million and (ii) 2.0% of the Company’s Total Assets.

(c)           The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors of the Company whose resolution with respect thereto will be delivered to the Trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $5.0 million.

Section 4.08           Dividend and Other Payment Restrictions Affecting Subsidiaries.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)               pay dividends or make any other distributions on its Capital Stock to the Company or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Restricted Subsidiaries;

(2)               make loans or advances to the Company or any of its Restricted Subsidiaries; or

(3)               sell, lease or transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries.

(b)           The restrictions in Section 4.08(a) hereof will not apply to encumbrances or restrictions existing under or by reason of:

(1)               agreements governing Existing Indebtedness and Credit Facilities as in effect on the date of the Indenture (including without limitation the agreements governing or related to the New Revolving Credit Facility) and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2)               agreements governing other Indebtedness permitted to be incurred under Section 4.09 hereof and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that the restrictions therein are not materially more restrictive, taken as a whole, than those contained in this Indenture, the Notes and the Note Guarantees;

(3)               this Indenture, the Notes, the Note Guarantees and the Collateral Agreements;

(4)               applicable law, rule, regulation or order;

(5)               any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of this Indenture to be incurred;

(6)               customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business;

(7)               purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in Section 4.08(a)(3) hereof;

(8)               any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition;

(9)               Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(10)             Liens permitted to be incurred under the provisions of Section 4.12 hereof that limit the right of the debtor to dispose of the assets subject to such Liens;

(11)             provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements (including agreements entered into in connection with a Restricted Investment) entered into with the approval of the Company’s Board of Directors, which limitation is applicable only to the assets that are the subject of such agreements; and

(12)             restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Section 4.09           Incurrence of Indebtedness and Issuance of Preferred Stock.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness (including Acquired Debt) or issue preferred stock, if the Company’s Leverage Ratio immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such preferred stock is issued, as the case may be, would have been no greater than:

(1)               5.5 to 1, if the additional Indebtedness is incurred or the Disqualified Stock or the preferred stock is issued prior to May 15, 2012;

(2)               5.25 to 1, if the additional Indebtedness is incurred or the Disqualified Stock or the preferred stock is issued on or after May 15, 2012 but prior to May 15, 2013;

(3)               5.0 to 1, if the additional Indebtedness is incurred or the Disqualified Stock or the preferred stock is issued on or after May 15, 2013 but prior to May 15, 2014;

(4)               4.75 to 1, if the additional Indebtedness is incurred or the Disqualified Stock or the preferred stock is issued on or after May 15, 2014 but prior to May 15, 2015; and

(5)               4.5 to 1, if the additional Indebtedness is incurred or the Disqualified Stock or the preferred stock is issued on or after May 15, 2015;

in each case determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the preferred stock had been issued, as the case may be, at the beginning of the applicable four-quarter period.

(b)           The provisions of Section 4.09(a) hereof will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)               the incurrence by the Company and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities in an amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Restricted Subsidiaries thereunder) not to exceed at any one time outstanding the greater of (a) $40.0 million, less the aggregate amount of all Net Proceeds of Asset Sales applied by the Company or any of its Restricted Subsidiaries since the date of the Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 3.09 and (b) an amount equal to 100% of the Company’s Consolidated Cash Flow for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is to be incurred, determined on a pro forma basis to give effect to the application of the net proceeds of such Indebtedness as if such transactions had occurred at the beginning of such four-quarter period and in a manner consistent with the second paragraph of the definition of “Leverage Ratio”;

(2)               the incurrence by the Company and its Restricted Subsidiaries of Existing Indebtedness;

(3)               the incurrence by the Company and the Guarantors of Indebtedness represented by the Notes and the related Note Guarantees to be issued on the date of this Indenture and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

(4)               the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of the Company or any of its Restricted Subsidiaries, in an aggregate amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (i)$ 10.0 million and (ii) 3.5% of the Company’s Total Assets;

(5)               the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under Section 4.09(a) hereof or clauses (2), (3), (4), (5), (13) or (14) of this Section 4.09(b);

(6)               the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)          if the Company or any Guarantor is the obligor on such Indebtedness and the payee is not the Company or a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes and the Note Guarantees; and

(B)           any (i) subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (ii) sale or other transfer of any such Indebtedness to a

Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)               the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that any (a) subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary of the Company, or (b) sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)               the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business;

(9)               the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted to be incurred by another provision of this Section 4.09; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)             the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, financing of insurance premiums, bankers’ acceptances, performance and surety bonds in the ordinary course of business;

(11)             the incurrence by the Company or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)             Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments, earn-outs or similar obligations in connection with the acquisition or disposition of assets or a Subsidiary;

(13)             Indebtedness or Disqualified Capital Stock of Persons (other than Indebtedness or Disqualified Capital Stock incurred in anticipation of such acquisition or merger) that are acquired by the Company or any Restricted Subsidiary or merged into the Company or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that after giving effect to such acquisition either (A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio provisions of this covenant or (B) the Leverage Ratio would be no greater than such Leverage Ratio immediately prior to such acquisition; and

(14)             the incurrence by the Company or any of its Restricted Subsidiaries of additional Indebtedness in an aggregate amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (14), not to exceed the sum of (A) $7.5 million and (B) 100.0% of the net cash proceeds received by the Company since the date of the Indenture from the issue or sale of Equity Interests of the Company or cash contributed to the capital of the Company (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Company or any of its Subsidiaries) to the extent that such net cash proceeds or cash have not been and are not applied to make a Restricted Payment or a Permitted Investment, or otherwise to increase the amount available to be applied to make a Restricted Payment or a Permitted Investment, pursuant to Section 4.07 hereof.

The Company will not incur, and will not permit any Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes and the applicable Note Guarantee on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a junior Lien basis.

(c)             For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) of Section 4.09(b) hereof, or is entitled to be incurred pursuant to Section 4.09(a) hereof, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 4.09. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under this Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by Section 4.09(b)(1) hereof. The accrual of interest or preferred stock dividends, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock or Disqualified Stock in the form of additional shares of the same class of preferred stock or Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of preferred stock or Disqualified Stock for purposes of this Section 4.09. For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be utilized, calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

(d)             The amount of any Indebtedness outstanding as of any date will be:

(1)             the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)             the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)             in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(A)          the Fair Market Value of such assets at the date of determination; and

(B)           the amount of the Indebtedness of the other Person.

Section 4.10             Asset Sales.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)               the Company or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)               at least 75% of the consideration received in the Asset Sale by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(A)          any liabilities, as shown on the Company’s most recent consolidated balance sheet of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation or indemnity agreement that releases or indemnifies the Company or such Restricted Subsidiary from or against further liability;

(B)           any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company or such Restricted Subsidiary into cash, to the extent of the cash received in that conversion; and

(C)           any stock or assets of the kind referred to in clauses (2) or (4) of Section 4.10(b) hereof.

(b)           Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Company (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)               to repay Indebtedness and other Obligations under a Credit Facility and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

(2)               to acquire all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of the Company;

(3)               to make a capital expenditure; or

(4)               to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

In the case of clauses (2), (3) and (4) of the preceding paragraph, the Company (or the applicable Restricted Subsidiary, as the case may be) will be deemed to have complied with its obligations under the preceding paragraphs if it enters into a binding commitment to acquire such assets or Capital Stock or make such capital expenditure prior to 365 days after the receipt of the applicable Net Proceeds; provided that such binding commitment will be subject only to customary conditions and such acquisition or expenditure is completed within 180 days following the expiration of the aforementioned 365-day period.

If the acquisition or expenditure contemplated by such binding commitment is not consummated on or before such 180th day, and the Company (or the applicable Restricted Subsidiary, as the case may be) has not applied the applicable Net Proceeds for another purpose permitted by the preceding paragraph on or before such 180th day, such commitment shall be deemed not to have been a permitted application of Net Proceeds.

(c)           Pending the final application of any Net Proceeds, the Company (or the applicable Restricted Subsidiary) may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

(d)           Any Net Proceeds from Asset Sales that are not applied or invested as provided in Section 4.10(b) within 365 days of receipt of such Net Proceeds shall be applied pursuant to Section 3.09 hereof.

(e)           The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with Section 3.09 hereof or this Section 4.10, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under Section 3.09 hereof or this Section 4.10 by virtue of such compliance.

Section 4.11           Transactions with Affiliates.

(a)           The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $500,000, unless:

(1)               the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person; and

(2)               the Company delivers to the Trustee:

(A)          with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, (i) a resolution of the Board of Directors of the Company set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with this Section 4.11 and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of the Company or (ii) an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing ; and

(B)           with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Company or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

(b)           The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a) hereof:

(1)               any employment agreement, employee benefit plan, officer or director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)               transactions between or among the Company and/or its Restricted Subsidiaries;

(3)               transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)               payment of reasonable and customary fees and reimbursements of expenses (pursuant to indemnity arrangements or otherwise) of officers, directors, employees or consultants of the Company or any of its Restricted Subsidiaries;

(5)               any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company;

(6)               Permitted Investments and Restricted Payments that do not violate the provisions of Section 4.07;

(7)               payment of the amounts specified in, or determined pursuant to, the Management Agreement as in effect on the date of this Indenture;

(8)               loans or advances to employees in the ordinary course of business not to exceed $1.0 million in the aggregate at any one time outstanding; and

(9)               Permitted Payments to Parent.

Section 4.12           Liens.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13           Business Activities.

The Company will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Restricted Subsidiaries taken as a whole.

Section 4.14           Corporate Existence.

Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

(1)           its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents

(as the same may be amended from time to time) of the Company or any such Restricted Subsidiary; and

(2)           the rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

Section 4.15           Offer to Repurchase Upon Change of Control.

(a)           Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, on the Notes repurchased to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder and the Trustee describing the transaction or transactions that constitute the Change of Control and stating:

(1)           that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

(2)           the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3)           that any Note not tendered will continue to accrue interest;

(4)           that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

(5)           that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)           that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)           that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess thereof.

The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

(b)           On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)           accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)           deposit by 10:00 a.m. Eastern Time with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)           deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

(c)           The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(d)           The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of this Indenture are applicable. Except as described in this Section 4.15 with respect to a Change of Control, this Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

(e)           The Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption for all of the Notes has been given pursuant to Section 3.07 hereof unless and until there is a default in payment of the applicable redemption price. Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.

Section 4.16           Payments for Consent.

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.17           Additional Note Guarantees.

If the Company or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture, then the Company will (1) cause that newly acquired or created Domestic Subsidiary to execute a supplemental indenture and pursuant to which it becomes a Guarantor and (2) deliver an Opinion of Counsel to the Trustee, in each case within 10 Business Days of the date on which the Domestic Subsidiary was acquired or created; provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. The form of such Note Guarantee is attached as Exhibit E hereto.

Section 4.18           Designation of Restricted and Unrestricted Subsidiaries.

(a)             The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under Section 4.07 or under one or more clauses of the definition of Permitted Investments, as determined by the Company. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the Company may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if that redesignation would not cause a Default.

(b)             Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.09 hereof, the Company will be in default of such covenant. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of the Company; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under Section 4.09 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Section 4.19           Impairment of Security Interest

Subject to the Intercreditor Agreement, neither the Company nor any Restricted Subsidiary will take or omit to take any action which would adversely affect or impair in any material respect the Liens in favor of the Collateral Agent with respect to the Collateral, except as otherwise permitted or required by the Collateral Agreements or this Indenture. Neither the Company nor any Restricted Subsidiary will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture and the Collateral Agreements (including the Intercreditor Agreement). The

Company shall, and shall cause each Guarantor to, at each of the Company’s and such Guarantor’s sole cost and expense, execute and deliver all such agreements and instruments and take all further action as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each Guarantor to, at each of the Company’s and such Guarantor’s sole cost and expense, file any such notice filings or other agreements or instruments as may be reasonably necessary or desirable under applicable law to perfect the Liens created by the Collateral Agreements.

Section 4.20           Information Regarding Collateral

The Company will furnish to the Collateral Agent, with respect to the Company or any Guarantor, prompt written notice of any change in such Person’s (i) corporate name, (ii) jurisdiction of organization or formation, (iii) identity or corporate structure or (iv) Federal Taxpayer Identification Number. The Company will agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all of the Collateral. The Company also agrees to promptly notify the Collateral Agent in writing if any material portion of the Collateral is damaged or destroyed.

Each year, at the time of the delivery of the annual financial statements with respect to the preceding fiscal year, the Company shall deliver to the Trustee a certificate of the financial officer setting forth the information required pursuant to the perfection certificate required by the Indenture or confirming that there has been no change in such information since the date of the previously delivered perfection certificate.

Section 4.21           Landlord Waivers

The Company and any Domestic Subsidiary that is a lessee of, or becomes a lessee of, real property, is, and will be, required to use commercially reasonable efforts to deliver to the Collateral Agent a landlord waiver executed by the lessor of such real property; provided that if such lease is in existence on the date of the Indenture, the Company and each such Domestic Subsidiary that is the lessee thereunder shall have 90 days from the date of the Indenture to satisfy such requirement. The Trustee shall have no obligation to determine whether the Company has used commercially reasonable efforts to deliver such landlord waivers within the 90 day period and in the absence of notice from Holders to the contrary may conclude that if particular landlord waivers are not delivered within such period that the Company has nevertheless fulfilled its obligations under this covenant.

Section 4.22           Further Assurances

The Company and the Guarantors shall execute any and all further documents, financing statements, agreements and instruments, and take all further action that may be required under applicable law, or that the Collateral Agent may reasonably request, in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Collateral Agreements in the Collateral. In addition, from time to time, the Company will reasonably promptly secure the obligations under the Indenture and the Collateral Agreements by pledging or creating, or causing to be pledged or created, perfected security interests with respect to the Collateral. The Company shall deliver or cause to be delivered to the Collateral Agent all such instruments and documents (including legal opinions, title insurance policies and lien searches) as the Collateral Agent shall reasonably request to evidence compliance with this covenant.

Section 4.23           Post-Closing Matters

The Company and the Guarantors acknowledges and agrees that the documents and deliverables set forth in Exhibit G will be provided by the party responsible therefor in the manner set forth in such Exhibit on or prior to the due date specified in such Exhibit.

ARTICLE 5
SUCCESSORS

Section 5.01                Merger, Consolidation, or Sale of Assets.

(a)           The Company will not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)           either:

(A)          the Company is the surviving corporation; or

(B)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)           the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Collateral Agreements;

(3)           immediately after such transaction, no Default or Event of Default exists;

(4)           the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition has been made, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period (i) would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 4.09(a) or (ii) would have had a Leverage Ratio not to exceed the Company’s Leverage Ratio immediately prior to such transaction; and

(5)           the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any agreement delivered pursuant to clause (2) above comply with this Section 5.01 and that all conditions precedent in this Section 5.01 relating to such transaction have been complied with.

In addition, the Company will not, directly or indirectly, lease all or substantially all of the properties and assets of it and Restricted (1) a merger of the company with an Affiliate solely for purpose of reincorporating the Company in another jurisdiction or (2) Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This Section 5.01 will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01            Events of Default.

Each of the following is an “Event of Default”:

(1)           default for 30 days in the payment when due of interest (including Additional Interest, if any) on the Notes;

(2)           default in the payment when due (at maturity, upon redemption or otherwise) of the principal or premium on the Notes;

(3)           failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.09, 4.07, 4.09, 4.10, 4.15, 4.22, 4.23 and 5.01 hereof;

(4)           failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in this Indenture;

(5)           default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)          is caused by a failure to pay principal of, or interest or premium on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B)           results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(6)           failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments remain unpaid or are not discharged or stayed for a period of 60 days;

(7)           except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee;

(8)           any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or this Indenture; or the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; or

(9)           the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(A)            commences a voluntary case,

(B)            consents to the entry of an order for relief against it in an involuntary case,

(C)            consents to the appointment of a custodian of it or for all or substantially all of its property,

(D)            makes a general assignment for the benefit of its creditors, or

(E)             generally is not paying its debts as they become due; and

(10)         a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(A)            is for relief against the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary in an involuntary case;

(B)            appoints a custodian of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary; or

(C)            orders the liquidation of the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of this Indenture, an equivalent premium will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to May 15, 2014 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the notes prior to that date, then an additional premium specified in Section 4.01 hereof will also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

The Company is required to deliver to the Trustee annually a written statement regarding compliance with this Indenture. Upon becoming aware of any Default or Event of Default, the Company is required to deliver to the Trustee a written statement specifying such Default or Event of Default.

The rights of the Trustee and any Holder to exercise any remedies with respect to an Event of Default may be limited by the terms of the Intercreditor Agreement.

Section 6.02           Acceleration.

(a)          In the case of an Event of Default specified in clause (9) or (10) of Section 6.01, with respect to the Company, any Restricted Subsidiary of the Company that is a Significant Subsidiary or any group of Restricted Subsidiaries of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

(b)         Holders of a majority in aggregate principal amount of the then outstanding notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, premium or interest (including Additional Interest, if any).

Section 6.03            Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium and Additional Interest, if any, and interest on, the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04         Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, or premium and Additional Interest, if any, and interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05            Control by Majority.

Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee and Collateral Agent, as applicable, or exercising any trust or power conferred on it. However, the Trustee or Collateral Agent, as applicable, may refuse to follow any direction that conflicts with law or this Indenture or the Collateral Agreements, that the Trustee or Collateral Agent, as applicable, determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee or Collateral Agent, as applicable, in personal liability. The Trustee and the Collateral Agent may take any other action deemed proper by the Trustee and Collateral Agent, as applicable, which is not inconsistent with such direction.

Section 6.06           Limitation on Suits.

Except to enforce the right to receive payment of principal, premium, if any, or interest (including Additional Interest, if any) when due in accordance with Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(1)          such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2)          Holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the Trustee to pursue the remedy;

(3)          such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)          the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)          Holders of a majority in aggregate principal amount of the then outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07         Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08                                Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or (2) hereof occurs and is continuing, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Notes, the whole amount then due and payable on such Notes for the principal of, premium and Additional Interest, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and premium and, to the extent lawful, interest and Additional Interest, if any, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amount forthwith upon such demand, the Trustee may institute a judicial proceeding for the collection of the sums so due and unpaid, and may prosecute such proceedings to the judgment or final decree, and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out the property of the Company or any other obligor upon the Notes, wherever situated.

Section 6.09                                Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for compensation, expenses, disbursements and advances of the Trustee and Collateral Agent and its respective agents and counsel (or their respective agents and counsel if the Trustee and Collateral Agent are different Persons), and any other amounts due the Trustee under Section 7.07 hereof and the Collateral Agent under Section 10.11 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee and Collateral Agent, its agents and counsel (or their respective agents and counsel if the Trustee and Collateral Agent are different Persons), and any other amounts due the Trustee under Section 7.07 hereof or the Collateral Agent under Section 10.11 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10                                Priorities.

Subject to the terms of the Intercreditor Agreement, if the Trustee collects any money or other property pursuant to this Article 6, including pursuant to the Collateral Agreements, it shall pay out the money or other property in the following order:

First:                   to the Trustee, the Collateral Agent, and their respective agents and attorneys for amounts due under Section 7.07 and Section 10.11 hereof, including payment of all compensation, reasonable expenses and liabilities incurred, and all advances made, by the Trustee and the Collateral Agent and the costs and expenses of collection;

Second:     to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any, and interest, respectively; and

Third:               any surplus remaining after the payment in full in cash of all the Obligations under the Notes shall be paid to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11                                Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

Section 6.12                                Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case the Company, the Trustee and the Holder shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder.

ARTICLE 7
TRUSTEE

Section 7.01                                Duties of Trustee.

(a)                                  If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default:

(1)               the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)               in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee will examine such certificates and opinions to determine whether or not they conform to the form requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)               this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

(2)               the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)               the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)                                 Whether or not therein expressly so provided, every provision of this Indenture and the Collateral Agreements that in any way relates to the Trustee is subject to this Section 7.01.

(e)                                  No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f)                                    The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02                                Rights of Trustee.

(a)                                  The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its reasonable discretion, may make such further inquiry or investigation into such facts or matters as it reasonably may see fit, and if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall have reasonable access to the premises of the Company during normal business hours in connection with such examination in a manner not to disrupt the normal business operations of the Company.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)                                  The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)                                  Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

(f)                                    In no event shall the Trustee be liable to any Person for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage.

(g)                                 The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee indemnity or security satisfactory to the Trustee against the losses, liabilities and expenses that might be incurred by it in compliance with such request or direction.

(h)                                 The permissive right of the Trustee to take any action under this Indenture shall not be construed as a duty to so act.

Section 7.03                                Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if this Indenture has been qualified under the Trust Indenture Act) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04                                Trustee’s Disclaimer.

The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company’s use of the proceeds from the Notes or any money paid to the Company or upon the Company’s direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication, and it assumes no responsibility for their correctness.

Section 7.05                                Notice of Defaults.

(a)                                  If a Default or Event of Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs (or promptly after discovery if the Trustee does not learn of such Event of Default more than 90 days after it occurred), unless such Default or Event of Default shall have been cured or waived. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on, any Note, the Trustee shall be protected in withholding the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

(b)                                 The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default (other than a Default or Event of Default in the payment of interest (including Additional Interest, if any) or premium, if any, on, or the principal of, the Notes) unless a Responsible Officer of the Trustee has actual knowledge thereof or shall have received written notice thereof at its address set forth in Section 13.02 hereof from the Company or any Guarantor or Holders of 25% in aggregate principal amount of the then outstanding Notes specifying the occurrence and nature thereof and stating that such notice is a notice of default.

Section 7.06                                Reports by Trustee to Holders of the Notes.

(a)                                  Within 60 days after each May 15 beginning with May 15, 2011, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of the Notes a report dated as of such reporting date, in accordance with, and to the extent required by, § 313 of the TIA.

(b)                                 A copy of each report at the time of its mailing to the Holders of Notes will be filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA § 313(d). The Company will promptly notify the Trustee in writing when the Notes are listed on any stock exchange.

Section 7.07                                Compensation and Indemnity.

(a)                                  The Company will pay to the Trustee from time to time reasonable compensation as shall be agreed to in writing by the Company and the Trustee for its acceptance of this Indenture and services hereunder (it being hereby agreed that the compensation set forth in the fee letter between the Company and the Trustee is reasonable). The Trustee’s compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)                                 The Company and the Guarantors will, jointly and severally, indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder and in connection with the exercise or performance of any of its powers or duties (if any) under the Collateral Agreements, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)                                  The obligations of the Company and the Guarantors under this Section 7.07 will survive the satisfaction and discharge of this Indenture. The obligations of the Company and the Guarantors to the Trustee under this Section 7.07 shall survive the resignation, removal or replacement of the Trustee to the extent that the Trustee incurred fees, reimbursable expense or indemnifiable losses, liabilities or expenses while acting as trustee hereunder before such resignation, removal or replacement.

(d)                                 To secure the Company’s and the Guarantors’ payment obligations in this Section 7.07 and Section 10.11 hereof, the Trustee and the Collateral Agent will have a Lien prior to the Notes on all money or property held or collected by the Trustee or the Collateral Agent, except that held in trust to pay principal and interest on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Trustee or Collateral Agent.

(e)                                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(9) or (10) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)                                    The Trustee will comply with the provisions of TIA§313(b)(2).

Section 7.08                                Replacement of Trustee.

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08 and the Company’s receipt of written notice from the successor Trustee of such appointment.

(b)                                 The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in aggregate principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

(1)               the Trustee fails to comply with Section 7.10 hereof;

(2)               the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)               a receiver of the Trustee or of its property shall have been appointed, or a custodian or public officer takes charge of the Trustee or its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

(4)               the Trustee becomes incapable of acting.

(c)                                  If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

(d)                                 If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in aggregate principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)                                  If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)                                    A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee, without any further act, deed, or conveyance, will have all the rights, powers, trusts and duties of the Trustee under this Indenture; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its Lien provided for in Section 7.07 hereof. The Company will give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to Holders of the Notes. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company’s obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09                                Successor Trustee by Merger, etc.

Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be otherwise qualified and eligible under this Article, to the extent operative, without the execution or filing of any paper or further act on the part of any of the parties hereto. In the case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

Section 7.10                                Eligibility; Disqualification.

(a)                                  There will at all times be a Trustee hereunder that is an entity organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $25.0 million as set forth in its most recent published annual report of condition. If at any time the Trustee ceases to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect specified in this Article.

(b)                                 This Indenture will always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5). The Trustee shall comply with the terms of TIA § 310(b).

Section 7.11                                Preferential Collection of Claims Against Company.

The Trustee is subject to TIA § 311, excluding any creditor relationship listed in TIA § 311(b).

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01                                Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes and Note Guarantees upon compliance with the conditions set forth below in this Article 8.

Section 8.02                                Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes (including the Note Guarantees) on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes (including the Note Guarantees), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other sections of this Indenture referred to in clauses (1) and (2) of this Section 8.02, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)                                  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or premium and Additional Interest, if any, and interest on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)                                  the obligations with respect to the notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                  the rights, powers, trusts, duties and immunities of the Trustee and the Collateral Agent hereunder and the Company’s and the Guarantors’ obligations in connection therewith; and

(4)                                  this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03                                Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and each of the Guarantors will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under the covenants contained in Sections 3.09, 4.03, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17 and 4.18 and clause (4) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of

Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes and Note Guarantees, the Company and the Guarantors may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees will be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3) through 6.01(8) hereof will not constitute Events of Default.

Section 8.04                                Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

(1)                                  the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm, or firm of independent public accountants, to pay the principal of, or premium and Additional Interest, if any, and interest on, such Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)                                  in the case of an election under Section 8.02 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that:

(A)                              the Company has received from, or there has been published by, the Internal Revenue Service a ruling; or

(B)                                since the date of this Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                  in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                  no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the deposit will not result in a breach or violation of, or constitute a default under, any instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(5)           such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound;

(6)           the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any creditors of the Company or others; and

(7)           the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

If the Company exercises Legal Defeasance or Covenant Defeasance, any Liens securing the Notes that were created pursuant to this Indenture and the Collateral Agreements will be released.

Section 8.05           Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06           Repayment to Company.

Subject to applicable abandoned property laws, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on, any Note and remaining unclaimed for two years after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07           Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Guarantors’ obligations under this Indenture and the Notes and the Note Guarantees will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on, any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01           Without Consent of Holders of Notes.

Notwithstanding Section 9.02, the Company, the Guarantors, the Trustee and, if applicable, the Collateral Agent may amend or supplement this Indenture, the Notes, the Note Guarantees or the Collateral Agreements without the consent of any Holder of Notes:

(1)           to cure any ambiguity, defect or inconsistency;

(2)           to provide for uncertificated Notes in addition to or in place of Definitive Notes;

(3)           to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable;

(4)           to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

(5)           to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(6)           to conform the text of this Indenture, the Notes or the Note Guarantees to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision was intended by the Company to be a verbatim recitation of a provision of this Indenture, the Notes or the Note Guarantees, as certified by the Company in an Officer’s Certificate;

(7)           to provide for the issuance of Additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

(8)           to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes; or

(9)           in connection with any addition or release of Collateral permitted under the terms of this Indenture or the Collateral Agreements.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company and the Guarantors in the execution of any amendment or supplement authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee and the Collateral Agent, as applicable, will not be obligated to enter into such amendment or supplement that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02           With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Company, the Trustee and the Collateral Agent, as applicable, may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Notes, the Note Guarantees and the Collateral Agreements (including, with respect to the Intercreditor Agreement and the New Revolving Credit Facility with the consent of the First Lien Collateral Agent), with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Agreements may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, Additional Notes, if any) (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amendment or supplement, and upon the filing with the Trustee and the Collateral Agent, as applicable, of evidence of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee and the Collateral Agent, as applicable, of the documents described in Sections 7.02 and 9.06 hereof, the Trustee and the Collateral Agent, as applicable, will join with the Company in the execution of such amendment or supplement unless such amendment or supplement affects the Trustee’s or the Collateral Agent’s, as the case may be, own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee and the Collateral Agent, as applicable, may in its discretion, but will not be obligated to, enter into such amendment or supplement.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amendment or supplement or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture, the Notes, the Note Guarantees or the Collateral Agreements. However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any Note held by a non-consenting Holder):

(1)           reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

(3)           reduce the rate of or change the time for payment of interest, including default interest, on any Note;

(4)           waive a Default or Event of Default in the payment of principal of, or interest (including Additional Interest) or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(5)           make any Note payable in money other than that stated in the Notes;

(6)           make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest (including Additional Interest) or premium, if any, on, the Notes;

(7)           waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 or 4.15 hereof);

(8)           release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

(9)           make any change in the preceding amendment and waiver provisions.

Notwithstanding the foregoing, any amendment to, or waiver of, the provisions of this Indenture or any Collateral Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

Section 9.03           Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04           Revocation and Effect of Consents.

(a)           Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. Subject to Section 9.04(b) hereof, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

(b)           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action required or permitted to be taken pursuant to this Indenture, other than the delivery of instructions by Holders to the Trustee or Collateral Agent. If a record date is fixed, then notwithstanding the first paragraph of this Section 9.04, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

Section 9.05           Notation on or Exchange of Notes.

The Company may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06           Trustee to Sign Amendments, etc.

The Trustee and the Collateral Agent, if applicable, will sign any amendment or supplement authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee and the Collateral Agent, as applicable. The Company may not sign an amendment or supplement until the Board of Directors of the Company approves it. In executing any amendment or supplement, the Trustee and the Collateral Agent, as applicable, will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 13.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture and the Collateral Agreements (if applicable).

ARTICLE 10

COLLATERAL AND SECURITY

Section 10.01         Grant of Security Interest.

(a)           To secure the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on the Notes and amounts due hereunder and under the Note Guarantees when and as the same shall be due and payable, whether on an interest payment date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium and Additional Interest, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent and the Trustee under this Indenture, the Collateral Agreements, the Note Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture. The Collateral Agreements shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent of security interests in the Collateral.

(b)           Each Holder, by its acceptance of a Note, (i) appoints the Collateral Agent to act as its agent under this Indenture and the Collateral Agreements (and by its signature below, the Collateral Agent accepts such appointment), (ii) authorizes the Collateral Agent to enter into the Collateral Agreements to which it is a party, to take such action on its behalf and in the Collateral Agent’s designated capacity under the provisions of this Indenture and the Collateral Agreements, and to perform its obligations and exercise its rights expressly designated to it hereunder and thereunder in accordance therewith, and (iii) consents and agrees to the terms of each Collateral Agreement, as the same may be in effect or may be amended, restated, supplemented or otherwise modified from time to time in accordance with their respective terms. Each Holder agrees that any action taken by the Collateral Agent in accordance with the provisions of this Indenture and the Collateral Agreements, and the exercise by the Collateral Agent of any rights or remedies set forth herein and therein, together with all other powers reasonably incidental thereto, shall be authorized and binding upon all Holders. The duties of the Collateral Agent shall be ministerial and administrative in nature, and the Collateral Agent shall not have a trust relationship with any Holder, obligor or any other Person by reason of this Indenture, or any of the Collateral Agreements.

(c)           The Collateral Agent shall not have any duties or responsibilities except those expressly set forth in this Indenture and the Collateral Agreements to which the Collateral Agent is a party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Indenture, or the Collateral Agreements or otherwise exist on the part of the Collateral Agent. The conferral upon the Collateral Agent of any right shall not imply a duty on the Collateral Agent’s part to exercise such right.

(d)           The Collateral Agent may perform its duties under this Indenture and the Collateral Agreements to which the Collateral Agent is a party by or through receivers, agents, attorneys-in-fact and employees. The Collateral Agent may consult with and employ legal counsel, and shall be entitled to act upon, and shall be fully protected in taking action in reliance upon any advice or opinion given by legal counsel.

(e)           The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, consent, certificate, affidavit, letter, certification, statement, notice or other communication, document or conversation (including those by telephone or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and upon the advice and statements of legal counsel (including, without limitation, counsel to the Company or any obligor). The Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document. The Collateral Agent shall have no liability for failing or refusing to take any action under this Indenture or the Collateral Agreements unless it shall first receive such advice, direction, instruction or concurrence as is required hereunder; and the Collateral Agent has the right to seek instructions before acting or electing not to act under this Indenture or the Collateral Agreements. The Collateral Agent shall in all cases have no liability in acting, or refraining from acting, under this Indenture and the Collateral Agreements in accordance with a direction or instruction from the Company or Trustee or the Holders of a majority in aggregate principal amount of the then outstanding Notes, as applicable, and such direction or instruction and any action taken or failure to act pursuant thereto shall be binding upon all the Holders.

(f)            The Collateral Agent shall not be deemed to have knowledge of any Default or Event of Default unless a Responsible Officer of the Collateral Agent has received written notice from the Company, the Trustee or the Holders of 25% in aggregate principal amount of the then outstanding Notes specifying the occurrence and nature thereof and stating that such notice is a notice of default.

(g)           The Collateral Agent shall not be liable for any action taken or omitted to be taken by it in connection with this Indenture or any Collateral Agreement or instrument referred to or provided for herein or therein, except to the extent that any of the foregoing are found by a final, nonappealable decision of a court of competent jurisdiction to have resulted from its own gross negligence or willful misconduct. The Collateral Agent does not assume any responsibility for any failure or delay in performance or any breach by the Company or any obligor of any obligations under this Indenture and the Collateral Agreements. The Collateral Agent shall not be responsible to the Holders or any other Person for any recitals, statements, information, representations or warranties contained in any Collateral Agreements or in any certificate, report, statement, or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, this Indenture or any Collateral Agreement; the execution, validity, genuineness, effectiveness or enforceability of any Collateral Agreement; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, effectiveness, enforceability, sufficiency, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any obligor; or for any failure of any obligor to perform its Obligations under this Indenture and the Collateral Agreements. The Collateral Agent shall have no obligation to any Holder or any other Person to ascertain or inquire into the existence of any Default or Event of Default, the observance or performance by any obligor of any terms of this Indenture and the Collateral Agreements, or the satisfaction of any conditions precedent contained in this Indenture and any Collateral Agreements. The Collateral Agent shall not be required to initiate or conduct any litigation or collection or other proceeding under this Indenture and the Collateral Agreements unless expressly set forth hereunder or thereunder. The Collateral Agent shall have the right at any time to seek instructions from the Holders with respect to the administration of the Collateral Agreements. In no event shall the Collateral Agent be liable to any Person, under this Indenture or the Collateral Agreements, for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Collateral Agent has been advised of the likelihood of such loss or damage.

(h)           No provision of this Indenture or the Collateral Agreements shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or thereunder or in the exercise of any of its rights or powers unless the Collateral Agent shall have received indemnity satisfactory to the Collateral Agent against potential costs and liabilities incurred by the Collateral Agent relating thereto. Notwithstanding anything to the contrary contained in this Indenture or any of the Collateral Agreements, in the event the Collateral Agent is entitled or required to commence an action to foreclose or otherwise exercise its remedies to acquire control or possession of the Collateral, the Collateral Agent shall not be required to take any such other action if the Collateral Agent has determined that the Collateral Agent may incur personal liability as the result of the presence at, or release on or from, the Collateral or such property, of any hazardous substances unless the Collateral Agent has received security or indemnity from the Holders in an amount and in a form all satisfactory to the Collateral Agent in its sole discretion, protecting the Collateral Agent from all such liability. The Collateral Agent shall at any time be entitled to cease taking any action described above if it no longer reasonably deems any indemnity, security or undertaking from the Company or the Holders to be sufficient.

(i)            The parties hereto and the Holders hereby agree and acknowledge that the Collateral Agent shall not assume, be responsible for or otherwise be obligated for any liabilities, claims, causes of action, suits, losses, allegations, requests, demands, penalties, fines, settlements, damages (including foreseeable and unforeseeable), judgments, expenses and costs (including but not limited to, any remediation, corrective action, response, removal or remedial action, or investigation, operations and maintenance or monitoring costs, for personal injury or property damages, real or personal) of any kind whatsoever, pursuant to any environmental law as a result of this Indenture, the Collateral Agreements or any actions taken pursuant hereto or thereto. Further, the parties hereto and the Holders hereby agree and acknowledge that in the exercise of its rights under this Indenture and the Collateral Agreements, the Collateral Agent may hold or obtain indicia of ownership primarily to protect the security interest of the Collateral Agent in the Collateral and that any such actions taken by the Collateral Agent shall not be construed as or otherwise constitute any participation in the management of such Collateral, as those terms are defined in Section 101(20)(E) of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. §§ 9601 et seq., as amended.

(j)            Notwithstanding the fact that the following assets may secure First Lien Obligations,

(1)           The Equity Interests of the Restricted Subsidiaries of the Company that are owned by the Company or any Guarantor will constitute Collateral only to the extent that such Equity Interests can secure Notes without Rule 3-10 or Rule 3-16 of Regulation S-X under the Securities Act (“Rule 3-10” and “Rule 3-16,” respectively) (or any other law, rule or regulation) requiring separate financial statements of such Restricted Subsidiary to be filed with the SEC (or any other governmental agency);

(2)           In the event that either Rule 3-10 or Rule 3-16 requires or is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Restricted Subsidiary due to the fact that such Restricted Subsidiary’s Equity Interests secure the Notes or any Guarantee, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed not to be part of the Collateral, but only to the extent necessary to not be subject to such requirement (and, in such event, the Collateral Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to release the second-prior security interests on the shares of Equity Interests that are so deemed to no longer constitute part of the Collateral); and

(3)           In the event that either Rule 3-10 or Rule 3-16 is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, that would permit) such Restricted Subsidiary’s Equity Interests to secure the Notes in excess of the amount then pledged without the filing with the

SEC (or any other governmental agency) of separate financial statements of such Restricted Subsidiary, then the Equity Interests of such Restricted Subsidiary shall automatically be deemed to be part of the Collateral but only to the extent necessary to not be subject to any such financial statement requirement (and, in such event, the Collateral Documents may be amended or modified, without the consent of any Holder of the Notes, to the extent necessary to subject to the Liens under the Collateral Document such additional Equity Interests).

Section 10.02         Recording and Opinions.

(a)           The Company shall, and shall cause each of its Restricted Subsidiaries to, at its sole cost and expense, take or cause to be taken such actions as may be required by the Collateral Agreements, to perfect, maintain (with the priority required under the Collateral Agreements), preserve and protect the valid and enforceable, perfected (except as expressly provided herein or therein) security interests in and on all the Collateral granted by the Collateral Agreements in favor of the Collateral Agent as security for the Obligations contained in this Indenture, the Notes, the Note Guarantees and the Collateral Agreements, superior to and prior to the rights of all third Persons (other than as set forth in the Intercreditor Agreement and other Permitted Liens), and subject to no other Liens other than Permitted Liens, including without limitation, (i) the filing of financing statements, continuation statements, collateral assignments and any instruments of further assurance, in such manner and in such places as may be required by law to preserve and protect fully the rights of the Holders, the Collateral Agent, and the Trustee under this Indenture and the Collateral Agreements to all property comprising the Collateral, and (ii) subject to the terms of the Intercreditor Agreement, the delivery of the certificates evidencing the securities pledged under the Collateral Agreements, duly endorsed in blank or accompanied by undated stock powers or other instruments of transfer executed in blank, it being understood that concurrently with the execution of this Indenture the Company and its Restricted Subsidiaries have delivered financing statements for filing by the Initial Purchaser or their agents. The Company shall from time to time promptly pay all financing and continuation statement recording and/or filing fees, charges and recording and similar taxes relating to this Indenture, the Collateral Agreements and any amendments hereto or thereto and any other instruments of further assurance required pursuant hereto or thereto.

(b)           The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of May 15 of each year, commencing May 15, 2011, an Opinion of Counsel in compliance with TIA § 314(b).

Section 10.03         Release of Collateral.

(a)           Subject to the Intercreditor Agreement, the Collateral Agent shall not at any time release the Collateral from the security interests created by the Collateral Agreements unless such release is expressly in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

(b)           Subject to the terms of the Intercreditor Agreement, at any time when an Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of the Collateral pursuant to the provisions of this Indenture or the Collateral Agreements shall be effective as against the Holders, the Collateral Agent or the Trustee.

(c)           The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements. To the extent applicable, the Company shall cause § 313(b), relating to reports, and § 314(d) of the TIA relating to the release of property (other than the release of current assets in the ordinary course of business) from the security interests created by this Indenture and the Collateral Agreements to be complied with; provided, that any certificate or opinion required by §314(d) of the TIA may be made solely by an Officer of the Company.

Section 10.04         Specified Releases of Collateral.

Collateral may be released from the Lien and security interest created by the Collateral Agreements at any time or from time to time in accordance with the provisions of the Collateral Agreements or as provided in this Indenture. Upon the written request of the Company, the Company and the Guarantors will be entitled to releases of assets included in the Collateral from the Liens securing the Obligations under the Notes and the Note Guarantees, and the Collateral Agent shall release the same from such Liens, under any one or more of the following circumstances:

(1)           if any Subsidiary that is a Guarantor is released from its Note Guarantee pursuant to the terms hereof, such Subsidiary’s assets will also be released from the Liens securing the Notes and the Note Guarantees;

(2)           if any assets are sold, leased, conveyed, disposed of or otherwise transferred pursuant to the terms of this Indenture, such assets will be released from the Liens securing the Notes and the Note Guarantees;

(3)           as described under Sections 9.01 and 9.02 hereof; or

(4)           as described under Section 10.05 hereof.

Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent hereunder and under the Collateral Agreements have been met, and any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture, the Collateral Agreements.

Section 10.05         Release upon Satisfaction or Defeasance of all Outstanding Obligations.

(a)           The Liens on all Collateral that secure the Notes and the Note Guarantees will be terminated and released:

(1)           if the Company exercises Legal Defeasance or Covenant Defeasance as described in Sections 8.02 or 8.03 hereof;

(2)           upon satisfaction and discharge of this Indenture as described under Article 12 hereof; or

(3)           upon payment in full in immediately available funds of the principal of, premium, if any, and accrued and unpaid interest (including Additional Interest, if any) on the Notes and all other Obligations under this Indenture and the Collateral Agreements that are then due and payable.

(b)           Upon the request of the Company pursuant to an Officer’s Certificate and Opinion of Counsel stating that all conditions precedent hereunder and under the Collateral Agreements have been met, any necessary or proper instruments of termination, satisfaction or release prepared by the Company or the Guarantors, as the case may be, the Collateral Agent, without the consent of any Holder or the Trustee and at the expense of the Company or the Guarantors, shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Collateral permitted to be released pursuant to this Indenture or the Collateral Agreements.

Section 10.06         Form and Sufficiency of Release.

In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor to any Person other than the Company or a Guarantor, and the Company or such Guarantor requests in writing that the Trustee or Collateral Agent furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Trustee and the Collateral Agent, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in the form prepared by the Company at the Company’s sole expense) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

Section 10.07         Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

Section 10.08         Authorization of Actions to be Taken by the Collateral Agent Under the Collateral Agreements

(a)           Subject to the provisions of the applicable Collateral Agreements, each Holder, by acceptance of the Notes, agrees that the Collateral Agent shall execute and deliver the Collateral Agreements to which it is a party and all agreements, documents and instruments incidental thereto, and act in accordance with the terms thereof. For the avoidance of doubt, the Collateral Agent shall have no discretion under this Indenture or the Collateral Agreements and shall not be required to make or give any determination, consent, approval, request or direction without the written direction of the Holders of a majority in aggregate principal amount of the then outstanding Notes, the Trustee or the Company, as applicable.

(b)           Prior to the occurrence of an Event of Default, the Company may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Agreements. After the occurrence of an Event of Default, the Trustee may direct the Collateral Agent in connection with any action required or permitted by this Indenture or the Collateral Agreements.

Section 10.09         Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and to the extent not prohibited by the

Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Trustee and the Holders in accordance with the provisions of Section 6.10 hereof and the other provisions of this Indenture.

Section 10.10         Action by the Collateral Agent.

In each case that Collateral Agent may or is required hereunder or under any Collateral Agreement to take any action (an “Action”), including without limitation to make any determination, to give consents, to exercise rights, powers or remedies, to release or sell Collateral or otherwise to act hereunder or under any Collateral Agreement, the Collateral Agent may seek direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. The Collateral Agent shall not be liable with respect to any Action taken or omitted to be taken by it in accordance with the direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes. If the Collateral Agent shall request direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes with respect to any Action, the Collateral Agent shall be entitled to refrain from such Action unless and until the Collateral Agent shall have received direction from the Holders of a majority in aggregate principal amount of the then outstanding Notes, and the Collateral Agent shall not incur liability to any Person by reason of so refraining.

Notwithstanding anything to the contrary in this Indenture or any Collateral Agreement, in no event shall the Collateral Agent be responsible for, or have any duty or obligation with respect to, the recording, filing, registering, perfection, protection or maintenance of the security interests or Liens intended to be created by this Indenture or the Collateral Agreements (including without limitation the filing or continuation of any UCC financing or continuation statements or similar documents or instruments), nor shall the Collateral Agent be responsible for, and the Collateral Agent makes no representation regarding, the validity, effectiveness or priority of any of the Collateral Agreements or the security interests or Liens intended to be created thereby.

Section 10.11         Compensation and Indemnity.

(a)           The Company will pay to the Collateral Agent from time to time reasonable compensation as shall be agreed to in writing by the Company and the Collateral Agent for its acceptance of this Indenture, the Collateral Agreements and services hereunder (it being hereby agreed that the compensation set forth in the fee letter between the Company and the Trustee is reasonable). The Company will reimburse the Collateral Agent promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses will include the reasonable compensation, disbursements and expenses of the Collateral Agent’s agents and counsel.

(b)           The Company and the Guarantors will, jointly and severally, indemnify the Collateral Agent against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture and the Collateral Agreements, including (i) any claim relating to the grant to the Collateral Agent of any Lien in any property or assets of the Company or the Guarantors and (ii) the costs and expenses of enforcing this Indenture, the Intercreditor Agreement and the Collateral Agreements against the Company and the Guarantors (including this Section 10.11) and defending itself against any claim (whether asserted by the Company, the Guarantors, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense may be attributable to its gross negligence or bad faith. The Collateral Agent will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Collateral Agent to so notify the Company will not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor will defend the claim and the Collateral Agent will cooperate in the defense. The Collateral Agent may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.

(c)           The obligations of the Company and the Guarantors under this Section 10.11 will survive the satisfaction and discharge of this Indenture and the resignation, removal or replacement of the Collateral Agent.

Section 10.12         Resignation; Successor Collateral Agent.

Subject to the appointment and acceptance of a successor Collateral Agent as provided below, the Collateral Agent may resign at any time by giving notice thereof to the Company, the Trustee and the Holders. Upon receipt of such notice, the Company shall appoint a successor Collateral Agent. Upon acceptance by a successor Collateral Agent of an appointment to serve as Collateral Agent hereunder and under the Collateral Agreements, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, duties and obligations of the retiring Collateral Agent without further act but the retiring Collateral Agent shall continue to have the benefits of the compensation, reimbursement and indemnification set forth in this Indenture and the Collateral Agreements. Notwithstanding any Collateral Agent’s resignation, the provisions of this Article 10 shall continue in effect for its benefit with respect to any actions taken or omitted to be taken by it while Collateral Agent. Any successor to Wilmington Trust FSB by merger or acquisition of stock or acquisition of the corporate trust business shall continue to be Collateral Agent hereunder without further act on the part of the parties hereto, unless such successor resigns as provided above.

ARTICLE 11

NOTE GUARANTEES

Section 11.01         Guarantee.

(a)           Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)           the principal of, premium and Additional Interest, if any, and interest on, the Notes will be promptly paid in full when due, subject to the applicable grace periods, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other Obligations of the Company to the Holders, the Trustee or the Collateral Agent hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)           in case of any extension of time of payment or renewal of any Notes or any of such other Obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to applicable grace periods, whether at stated maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)           The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

(c)           If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

(d)           Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

Section 11.02         Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Collateral Agent, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

Section 11.03         Execution and Delivery of Note Guarantee.

To evidence its Note Guarantee set forth in Section 11.01 hereof, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form attached as Exhibit E hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee will be valid nevertheless.

The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.17 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.17 hereof and this Article 11, to the extent applicable.

Section 11.04         Guarantors May Consolidate, etc., on Certain Terms.

Except as otherwise provided in Section 11.05 hereof, no Guarantor (other than a Guarantor whose Note Guarantee is to be released in accordance with Section 11.05 hereof) may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless:

(1)           immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)           either:

(A)          the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Note Guarantee, this Indenture, the Registration Rights Agreement and the Collateral Agreements pursuant to a supplemental indenture and appropriate Collateral Agreements; or

(B)           the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of this Indenture or as otherwise required by the Intercreditor Agreement.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

Except as set forth in Articles 4 and 5 hereof, and notwithstanding Section 11.04(2)(a) and 11.04(2)(b) hereof, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 11.05         Releases.

(a)           The Note Guarantee of a Guarantor will be released, without the consent of any Holder:

(1)           in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

(2)           in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof;

(3)           if the Company designates that Guarantor to be an Unrestricted Subsidiary in accordance with Section 4.18 hereof;

(4)           upon a Legal Defeasance or Covenant Defeasance in accordance with Article 8 or satisfaction and discharge of this Indenture in accordance with Article 12; or

(5)           as provided by the Intercreditor Agreement.

(b)           At the Company’s written direction and expense, in the event that a Note Guarantee of a Guarantor shall be released in accordance with this Section 11.05, the Trustee will execute and deliver an instrument acknowledging such release in accordance with the terms of this Indenture (in a form prepared by the Company).

(c)           Any Guarantor not released from its obligations under its Note Guarantee as provided in this Section 11.05 will remain liable for the full amount of principal of and premium and interest (including Additional Interest, if any) on the Notes and for the other Obligations of any Guarantor under this Indenture as provided in this Article 11.

ARTICLE 12

SATISFACTION AND DISCHARGE

Section 12.01         Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)            either:

(A)          all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)           all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest (including Additional Interest, if any) to the date of maturity or redemption;

(2)           no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound (other than with respect to the borrowing of funds to be applied concurrently to make the deposit required to effect such satisfaction and discharge any similar concurrent deposit relating to other indebtedness, and in each case the granting of Liens to secure such borrowings);

(3)           the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4)           the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 12.01, the provisions of Sections 12.02 and 8.06 hereof will survive. In addition, nothing in this Section 12.01 will be deemed to discharge those provisions of Section 7.07 and 10.11 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 12.02         Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money and non-callable Government Securities deposited with the Trustee pursuant to Section 12.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium and interest (including Additional Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 12.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium or Additional Interest, if any, or interest on, any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 13

MISCELLANEOUS

Section 13.01       Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA §318(c), the imposed duties will control. Any provision of the TIA which is required to be included in a qualified indenture, but not expressly included herein, shall be deemed to be included by this reference.

Section 13.02       Notices.

Any notice or communication by the Company, any Guarantor, the Trustee or the Collateral Agent to the others is duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Company and/or any Guarantor:

OnCure Holdings, Inc.

188 Inverness Drive West, Suite 650

Englewood, CO 80112

Attention: Timothy A. Peach, Chief Financial Officer

Facsimile No.: (303) 643-6528

Telephone No.: (303) 643-6541

with a copy to:

OnCure Medical Corp.

18100 Von Karman

Suite 450

Irvine, California 92612-0162

Attention: Russell D. Phillips, Jr.,

Executive Vice President, General Counsel and Secretary

and an additional copy to:

Latham & Watkins LLP

555 Eleventh Street, NW

Suite 1000

Washington DC 20004

Attention: Patrick Shannon, Esq.

If to the Trustee and Collateral Agent:

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Facsimile No.: (203) 453-1183

Attention: Joseph P. O’Donnell

The Company, any Guarantor, the Trustee or the Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if transmitted by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be mailed by first class mail to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the customary procedures of such Depositary.

Section 13.03       Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 13.04       Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Company or any Guarantor to the Trustee or Collateral Agent to take any action under this Indenture or the Collateral Agreements, the Company or such Guarantor, as the case may be, shall furnish to the Trustee or Collateral Agent, as applicable:

(1)               an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee or Collateral Agent, as applicable, (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture or the Collateral Agreements, as applicable, relating to the proposed action have been satisfied; and

(2)               an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee or Collateral Agent, as applicable, (which must include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants, if any, have been satisfied.

Section 13.05       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4) or the Officer’s Certificate required by Section 4.04 hereof) must comply with the provisions of TIA § 314(e) and must include:

(1)       a statement that each individual signing such certificate or opinion has read such covenant or condition;

(2)       a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)       a statement that, in the opinion of such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(4)       a statement as to whether or not, in the opinion of each such individual, such condition or covenant has been satisfied;

provided, that with respect to matters of fact, an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 13.06       Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 13.07       No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any Obligations of the Company or the Guarantors under the Notes, this Indenture, the Note Guarantees or the Collateral Agreements or for any claim based on, in respect of, or by reason of, such Obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 13.08 Governing Law.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE COLLATERAL AGREEMENTS, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 13.09       No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 13.10       Successors.

All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture and the Note Guarantees will bind its successors, except as otherwise provided in Section 11.05.

Section 13.11       Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 13.12       Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 13.13       Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

THE COMPANY:

ONCURE HOLDINGS, INC.

By:	/s/ L. Duane Choate
Name: L. Duane Choate
Title: President and Chief Executive Officer

[Indenture]

THE GUARANTORS:

ONCURE MEDICAL CORP.
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC.
COASTAL ONCOLOGY, INC.
ENGLEWOOD ONCOLOGY, INC.
FOUNTAIN VALLEY & ANAHEIM
RADIATION ONCOLOGY CENTERS, INC.
INTERHEALTH FACILITY TRANSPORT, INC.
JAXPET, LLC
JAXPET/POSITECH, L.L.C.
MANATEE RADIATION ONCOLOGY, INC.
MICA FLO II, INC.
MISSION VIEJO RADIATION ONCOLOGY
MEDICAL GROUP, INC.
POINTE WEST ONCOLOGY, LLC
RADIATION ONCOLOGY CENTER, LLC
SANTA CRUZ RADIATION ONCOLOGY
MANAGEMENT CORP.
SARASOTA COUNTY ONCOLOGY, INC.
SARASOTA RADIATION & MEDICAL
ONCOLOGY CENTER, INC.
U.S. CANCER CARE, INC.
USCC ACQUISITION CORP.
USCC FLORIDA ACQUISITION CORP.
USCC HEALTHCARE MANAGEMENT CORP.
VENICE ONCOLOGY CENTER, INC.

By:	/s/ L. Duane Choate
Name: L. Duane Choate
Title: President and Chief Executive Officer

[Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be executed as of the date first written above.

TRUSTEE AND COLLATERAL AGENT:

WILMINGTON TRUST FSB, as trustee and collateral agent

By:	/s/ Joseph P O’Donnell
	Name:	Joseph P O’Donnell
	Title:	Vice President

[Indenture]

EXHIBIT A

FORM OF GLOBAL NOTE

11 3/4% SENIOR SECURED NOTES DUE 2017

[Insert the Regulation S Temporary Global Note Legend, if applicable, pursuant to the provisions of the Indenture]

THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF ONCURE HOLDINGS, INC.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO SUCH PURCHASER IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR

A1-1

TO THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT, ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144 UNDER THE SECURITIES ACT.

THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT PURSUANT TO OR IN CONNECTION WITH THE INDENTURE (AS DEFINED HEREIN) AND THE EXERCISE OF ANY RIGHT OR REMEDY AGAINST THE COLLATERAL (AS DEFINED IN THE INDENTURE) BY THE COLLATERAL AGENT HEREUNDER AND PURSUANT TO THE INDENTURE ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT, DATED AS OF MAY 13, 2010 (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG GENERAL ELECTRIC CAPITAL CORPORATION, AS FIRST LIEN AGENT (OR ITS SUCCESSORS AND ASSIGNS IN THAT CAPACITY), WILMINGTON TRUST FSB, AS SECOND LIEN AGENT (OR ITS SUCCESSORS AND ASSIGNS IN THAT CAPACITY), AND CERTAIN OTHER PERSONS PARTY OR THAT MAY BECOME PARTY THERETO FROM TIME TO TIME.

0

ONCURE HOLDINGS, INC.

11 3/4% Senior Secured Notes due 2017

CUSIP/CINS

No.	$

promises to pay to                             or registered assigns,

the principal sum of                                                                                                               DOLLARS on May 15, 2017.

Interest Payment Dates: May 15 and November 15

Record Dates: May 1 and November 1

Dated:                           , 20

Reference is made to the further provisions of this Note contained on the reverse side of this Note, which for all purposes have the same effect as if set forth at this place.

[Signature pages follow]

IN WITNESS WHEREOF, OnCure Holdings, Inc. has caused this Note to be signed manually or by facsimile by its duly authorized officer as of this        day of                   , 20    .

ONCURE HOLDINGS, INC.

By:
Name:
Title:

This is one of the 11 3/4% Senior Secured Notes due 2017 referred to in the within-mentioned Indenture.

Dated:                     , 20

WILMINGTON TRUST FSB, as trustee

By:
Name:
Title:

(REVERSE OF NOTE)

11 3/4% Senior Secured Notes due 2017

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)       INTEREST. OnCure Holdings, Inc., a Delaware corporation (the “Company”), promises to pay or cause to be paid interest on the principal amount of this Note at 11 3/4% per annum from                 , 20     until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 4 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided further that the first Interest Payment Date shall be November 15, 2010. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 2% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

(2)       METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)       PAYING AGENT AND REGISTRAR. Initially, Wilmington Trust FSB, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change the Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4)       INDENTURE AND COLLATERAL AGREEMENTS. The Company issued the Notes under an Indenture dated as of May 13, 2010 (the “Indenture”) among the Company, the Guarantors, the Trustee and the Collateral Agent. The terms of the Notes include those stated

in the Indenture and those made part of the Indenture by reference to the TIA. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are senior secured obligations of the Company. The obligations of the Company and the Guarantors under the Notes and the Note Guarantees are secured by Liens on the Collateral pursuant to the terms of the Collateral Agreements. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5)           OPTIONAL REDEMPTION.

(i) At any time prior to May 15, 2013, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture, upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 111.750% of the principal amount of the Notes redeemed, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date with the net cash proceeds of an Equity Offering by the Company; provided that:

(i)            at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (excluding Notes held by the Company and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(ii)           the redemption occurs within 90 days of the date of the closing of such Equity Offering.

(ii) On or after May 15, 2014, the Company may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable date of redemption, if redeemed during the twelve-month period beginning on May 15 of the years indicated below, subject to the rights of Holders on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of redemption:

Year	Percentage
2014	105.875%
2015	102.938%
2016 and thereafter	100.000%

Except pursuant to paragraph 5(a), the Notes are not redeemable at the Company’s option prior to May 15, 2014. The Company is not, however, prohibited under the Indenture from acquiring the Notes by means other than a redemption, whether pursuant to open-market transactions, tender offers or otherwise so long as such acquisition does not otherwise violate the terms of the Indenture. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

(6)            MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)           REPURCHASE AT THE OPTION OF HOLDER.

(i)       If there is a Change of Control, the Company will be required to make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, thereon to the date of purchase, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase (the “Change of Control Payment”). Within 30 days following any Change of Control, the Company will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(ii)      If the Company or a Restricted Subsidiary of the Company consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (an “Asset Sale Offer”) to (1) all Holders of Notes, and (2) unless such Asset Sale involves a sale of Collateral other than Collateral that is subject to a Permitted Lien, at the option of the Company, all holders of other Indebtedness that is pari passu with the Notes and contains provisions similar to those set forth in the Indenture with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets, in each case to purchase, prepay or redeem the maximum principal amount of Notes and, if applicable, such other pari passu Indebtedness that may be purchased, prepaid or redeemed out of the Excess Proceeds. The offer price with respect to the Notes in any Asset Sale Offer will be equal to 100% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders of Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable date of repurchase, prepayment or redemption, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture (including, without limitation, the repayment of Indebtedness and other Obligations under a Credit Facility, whether or not secured by a first priority Lien on the assets that are the subject of such Asset Sale). If the aggregate principal amount of Notes and, if applicable, other pari passu Indebtedness tendered in (or required to be prepaid or redeemed in connection with) such Asset Sale Offer exceeds the amount of Excess Proceeds, the Company will select the other pari passu Indebtedness to be repurchased, prepaid or redeemed on a pro rata basis, and the Trustee will select the Notes to be repurchased, prepaid or redeemed on a pro rata basis or by lot or by other method as the Trustee deems fair and appropriate, in each case based on the amounts tendered or required to be prepaid or redeemed. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to the Notes.

(8)           NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture pursuant to Articles 8 and 12. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed or purchased.

(9)           DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)         PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes. Only registered Holders have rights under the Indenture.

(11)         AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Notes, the Note Guarantees, the Collateral Agreements and, with the consent of the First Lien Collateral Agent under the New Revolving Credit Facility, the Intercreditor Agreement may be amended or supplemented with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, Additional Notes, if any (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and any existing Default or Event or Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on, the Notes, except a payment defaulting resulting solely from an acceleration that has been rescinded) or compliance with any provision of the Indenture, the Notes or the Note Guarantees may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes, including, without limitation, Additional Notes, if any (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of any Holder of a Note, the Indenture, the Notes, the Note Guarantees or, the Collateral Agreements, may be amended or supplemented (i) to cure any ambiguity, defect or inconsistency; (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes; (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of Notes and Note Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets, as applicable; (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (vi) to conform the text of the Indenture, the Note Guarantees, the Collateral Agreements or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision was intended by the Company to be a verbatim recitation of a provision of the Indenture, the Note Guarantees, the Collateral Agreements or the Notes, which intent shall be evidenced by an Officer’s Certificate to that effect; (vii) to enter into additional or supplemental Collateral Agreements; (viii) to release Collateral in accordance with the terms of the Indenture and the Collateral Agreements; (ix) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture as of the date of the Indenture; or (x) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

Notwithstanding the foregoing, any amendment to, or waiver of, the provisions of the Indenture or any Collateral Agreement that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes will require the consent of the Holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding.

(12)         DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest (including Additional Interest, if any) on the Notes; (ii) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium on, the Notes; (iii) failure by the Company or any of its Restricted Subsidiaries to comply with the provisions of Sections 3.09, 4.07, 4.09, 4.10, 4.15, and 5.01 of the Indenture; (iv) failure by the Company or any of its Restricted Subsidiaries for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of the Indenture, if that default (A) is caused by a failure to pay principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) or (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $10.0 million, which judgments are remain unpaid or are not discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; (viii) any Collateral Agreement at any time for any reason shall cease to be in full force and effect in all material respects, or ceases to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby, superior to and prior to the rights of all third Persons other than the holders of Permitted Liens and subject to no other Liens except as expressly permitted by the applicable Collateral Agreement or the Indenture; or the Company or any of the Guarantors, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Collateral Agreement; and (ix) certain events of bankruptcy or insolvency with respect to the Company or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or premium or Additional Interest, if any) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may, on behalf of the Holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium or Additional Interest, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

(13)         TRUSTEE DEALINGS WITH THE COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(14)         NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator or stockholder of the Company or any of the Guarantors, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

(15)         AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)         ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)         [ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes originally issued on the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of May 13, 2010, among the Company, the Guarantors and Jefferies & Company, Inc., as Initial Purchaser, in the case of Additional Notes (if any), Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). Pursuant to the terms of the Registration Rights Agreement, the Company will be obligated to consummate an Exchange Offer. Upon such Exchange Offer, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for Exchange Notes in like principal amount and having terms identical in all material respects to the Initial Notes and/or Additional Notes, if any; provided, that the form of the Exchange Notes shall include such variations as are permitted or required by the Registration Rights Agreement. The Holders of Notes shall be entitled to receive Additional Interest in the event such Exchange Offer is not consummated pursuant to and in accordance with the terms and conditions of the Registration Rights Agreement. ]

(18)         CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(19)         GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, any of the Collateral Agreements and/or the Registration Rights Agreement. Requests may be made to:

OnCure Holdings, Inc.

188 Inverness Drive West, Suite 650

Englewood, CO 80112

Attention: Timothy A. Peach, Chief Financial Officer

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the U.S. Securities Act of 1933, as amended (the “Securities Act”), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) the expiration of the applicable holding period with respect to restricted securities set forth in Rule 144 under the Securities Act, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

[Check One]

(1)	☐	to the Company or a subsidiary thereof; or

(2)	☐	pursuant to and in compliance with Rule 144A under the Securities Act; or

(3)	☐

to an “accredited investor” (as defined in Rule 501(a) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Company); or

(4)	☐	outside the United States to a person other than a “U.S. person” in compliance with Rule 904 of Regulation S under the Securities Act; or

(5)	☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.06 of the Indenture shall have been satisfied.

Dated:	Signed:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

☐ Section 4.10	☐ Section 4.15

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE *

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

OnCure Holdings, Inc.

188 Inverness Drive West, Suite 650

Englewood, CO 80112

Attention: Timothy A. Peach, Chief Financial Officer

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Facsimile No.: (203) 453-1183

Attention: Joseph P. O’Donnell

Re: 11 3/4% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of May 13, 2010 (the “Indenture”), among OnCure Holdings, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $          in such Note[s] or interests (the “Transfer”), to                  (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.     ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.     ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and under the Securities Act.

3.       ☐  Check and complete if Transferee will take delivery of a beneficial interest in the AI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other  than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)           ☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)           ☐  such Transfer is being effected to the Company or a subsidiary thereof;

or

(c)           ☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

(d)           ☐  such Transfer is being effected to an Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the AI Global Note and/or the Restricted Definitive Notes and in the Indenture and under the Securities Act.

4.       ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)   ☐  Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)   ☐  Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)   ☐  Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)   ☐    a beneficial interest in the:

(i)        ☐  144A Global Note (CUSIP               ), or

(ii)       ☐  Regulation S Global Note (CUSIP                ), or

(iii)      ☐  AI Global Note (CUSIP              ), or

(b)   ☐    a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)   ☐    a beneficial interest in the:

(i)        ☐  144A Global Note (CUSIP              ), or

(ii)       ☐  Regulation S Global Note (CUSIP              ), or

(iii)      ☐  AI Global Note (CUSIP              ), or

(iv)     ☐  Unrestricted Global Note (CUSIP              ); or

(b)   ☐    a Restricted Definitive Note; or

(c)   ☐    an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

OnCure Holdings, Inc.

188 Inverness Drive West, Suite 650

Englewood, CO 80112

Attention: Timothy A. Peach, Chief Financial Officer

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Facsimile No.: (203) 453-1183

Attention: Joseph P. O’Donnell

Re: 11 3/4% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of May 13, 2010 (the “Indenture”), among OnCure Holdings, Inc., a Delaware corporation, as issuer (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                               , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                              in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.             Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)   ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)   ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)   ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for

a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)   ☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.             Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)   ☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and under the Securities Act.

(b)   ☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, ☐ AI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

Exhibit d

FORM OF CERTIFICATE FROM
ACQUIRING ACCREDITED INVESTOR

OnCure Holdings, Inc.

188 Inverness Drive West, Suite 650

Englewood, CO 80112

Attention: Russell D. Phillips, Jr., Executive Vice President, General Counsel and Secretary

Wilmington Trust FSB

246 Goose Lane, Suite 105

Guilford, Connecticut 06437

Facsimile No.: (203) 453-1183

Attention: Joseph P. O’Donnell

Re: 11 3/4% Senior Secured Notes due 2017

Reference is hereby made to the Indenture, dated as of May 13, 2010 (the “Indenture”), among OnCure Holdings, Inc., a Delaware corporation, as issuer (the “Company”), the guarantors party thereto and Wilmington Trust FSB, as trustee and collateral agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

In connection with our proposed purchase of $                   aggregate principal amount of:

(a)   ☐  a beneficial interest in a Global Note, or

(b)   ☐  a Definitive Note,

we confirm that:

1.             We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”) or any other applicable securities law.

2.             We understand that the offer and sale of the Notes have not been registered under the Securities Act or any applicable securities law, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we

D-1

further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

3.             We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

4.             We are an “accredited investor” (as defined in Rule 501(a) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

5.             We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an “accredited investor”) as to each of which we exercise sole investment discretion, in each case for investment only, and not with a view to, or for the offer or sale in connection with, any distribution thereof in violation of the Securities Act.

You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated:

D-2

EXHIBIT E

[FORM OF NOTATION OF GUARANTEE]

For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of May 13, 2010 (the “Indenture”) among OnCure Holdings, Inc., a Delaware corporation, (the “Company”), the Guarantors party thereto and Wilmington Trust FSB, as trustee (in such capacity, the “Trustee”) and collateral agent (in such capacity, the “Collateral Agent”), (a) the due and punctual payment of the principal of, premium, if any, and interest on, the Notes, subject to applicable grace periods, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders, the Trustee or the Collateral Agent all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to applicable grace periods, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee and Collateral Agent pursuant to this Notation of Guarantee (this “Note Guarantee”) and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of this Note Guarantee.

THIS IS A CONTINUING GUARANTEE AND SHALL REMAIN IN FULL FORCE AND EFFECT AND SHALL BE BINDING UPON EACH GUARANTOR AND ITS SUCCESSORS AND ASSIGNS UNTIL FULL AND FINAL PAYMENT OF ALL OF THE COMPANY’S OBLIGATIONS UNDER THE NOTES AND THE INDENTURE OR UNTIL RELEASED, DISCHARGED OR LEGALLY DEFEASED IN ACCORDANCE WITH THE INDENTURE AND SHALL INURE TO THE BENEFIT OF THE SUCCESSORS AND ASSIGNS OF THE TRUSTEE, THE COLLATERAL AGENT AND THE HOLDERS, AND, IN THE EVENT OF ANY TRANSFER OR ASSIGNMENT OF RIGHTS BY ANY HOLDER, THE TRUSTEE OR THE COLLATERAL AGENT, THE RIGHTS AND PRIVILEGES HEREIN CONFERRED UPON THAT PARTY SHALL AUTOMATICALLY EXTEND TO AND BE VESTED IN SUCH TRANSFEREE OR ASSIGNEE, ALL SUBJECT TO THE TERMS AND CONDITIONS HEREOF. THIS IS A GUARANTEE OF PAYMENT AND PERFORMANCE AND NOT OF COLLECTION.

THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS GUARANTEE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

EXHIBIT F

[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of                        , 20    , among                (the “Guaranteeing Subsidiary”), a subsidiary of OnCure Holdings, Inc., (or its permitted successor), a Delaware corporation (the “Company”), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wilmington Trust FSB, as trustee under the Indenture referred to below (the “Trustee”) and as collateral agent.

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of May 13, 2010, providing for the issuance of 11 3/4% Senior Secured Notes due 2017 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.             CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.             AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

4.             NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

5.             NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

F-1

6.             COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

7.             EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

8.             THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

[Signature page follows.]

F-2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: , 20

[GUARANTEEING SUBSIDIARY]

By:
Name:
Title:

THE COMPANY:

ONCURE HOLDINGS, INC.

By:
Name: L. Duane Choate
Title: President and Chief Executive Officer

THE GUARANTORS:

ONCURE MEDICAL CORP.
CHARLOTTE COMMUNITY RADIATION ONCOLOGY, INC.
COASTAL ONCOLOGY, INC.
ENGLEWOOD ONCOLOGY, INC.
FOUNTAIN VALLEY & ANAHEIM RADIATION ONCOLOGY CENTERS, INC.
INTERHEALTH FACILITY TRANSPORT, INC.
JAX PET, LLC
JAXPET/POSITECH, L.L.C.
MANATEE RADIATION ONCOLOGY, INC.
MICA FLO II, INC.
MISSION VIEJO RADIATION ONCOLOGY MEDICAL GROUP, INC.
POINTE WEST ONCOLOGY, LLC
RADIATION ONCOLOGY CENTER, LLC
SANTA CRUZ RADIATION ONCOLOGY MANAGEMENT CORP.
SARASOTA COUNTY ONCOLOGY, INC.
SARASOTA RADIATION & MEDICAL ONCOLOGY CENTER, INC.
U.S. CANCER CARE, INC.
USCC ACQUISITION CORP.
USCC FLORIDA ACQUISITION CORP
USCC HEALTHCARE MANAGEMENT CORP.
VENICE ONCOLOGY CENTER, INC.

By:
Name: L. Duane Choate
Title: President and Chief Executive Officer

TRUSTEE AND COLLATERAL AGENT:

WILMINGTON TRUST FSB

By:
Authorized Signatory